                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
FIled by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                INGRAM MICRO INC.
                (Name of Registrant as Specified in its Charter)

                                INGRAM MICRO INC.
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                                    [IM LOGO]
                                INGRAM MICRO INC.

                           1600 East St. Andrew Place
                           Santa Ana, California 92705
                              --------------------

                     NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                             To Be Held May 6, 1998
                              --------------------

      The 1998 Annual Meeting of the Shareowners of Ingram Micro Inc. will be held at the Company's Buffalo campus, 1740 Wehrle Drive, Williamsville, New York 14221 on Wednesday, May 6, 1998 at 11:00 a.m. for the following purposes:

1. To elect eight Directors of the Company to serve until the Annual Meeting of the Shareowners in 1999.

2.    To approve and adopt the Ingram Micro Inc. 1998 Equity Incentive Plan.

3.    To approve and adopt the Ingram Micro Inc. 1998 Employee Stock Purchase
      Plan.

4. To transact such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 20, 1998 as the record date for the determination of the shareowners entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

     Shareowners are invited to attend the meeting. Whether or not you expect to attend, we urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage prepaid envelope. If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

     If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

                                  By Order of the Board of Directors,


                                  /s/ JAMES E. ANDERSON, JR.
                                  James E. Anderson, Jr.
                                  Senior Vice President, Secretary and
                                  General Counsel
April 6, 1998

                                    [IM LOGO]
                                INGRAM MICRO INC.

                           1600 East St. Andrew Place
                           Santa Ana, California 92705
                              --------------------

                                 PROXY STATEMENT
            For Annual Meeting of Shareowners to be held May 6, 1998
                              --------------------


                                  INTRODUCTION

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Ingram Micro Inc., a Delaware corporation (the "Company") for the 1998 Annual Meeting of the Shareowners of the Company (the "1998 Annual Meeting") to be held at the Company's Buffalo campus, 1740 Wehrle Drive, Williamsville, New York 14221 on Wednesday, May 6, 1998 at 11:00 a.m. The Notice of Annual Meeting, this proxy statement and the accompanying proxy are first being mailed on or about April 6, 1998 to shareowners of record as of the close of business on March 20, 1998. You can ensure that your shares are voted at the meeting by signing, dating and promptly returning the enclosed proxy in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by notifying the Company's Transfer Agent, First Chicago Trust Company of New York, P.O. Box 2500, Jersey City, New Jersey 07303-2500, in writing, or by executing a subsequent proxy, which revokes your previously executed proxy. Additionally, if you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

                                VOTING OF PROXIES

     Proxies will be voted as specified by the shareowners. Where specific choices are not indicated, proxies will be voted FOR the election of all nominees for Director (Proposal 1), FOR the approval and adoption of the Ingram Micro Inc. 1998 Equity Incentive Plan (the "1998 Plan") (Proposal 2), and FOR the approval and adoption of the Ingram Micro Inc. 1998 Employee Stock Purchase Plan (the "1998 ESPP") (Proposal 3).

     Under the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation (the "Charter") and the Company's Bylaws (the "Bylaws"), shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The election of Directors (Proposal 1) requires the affirmative vote of a plurality of the shares of Common Stock present, in person or by proxy, and entitled to vote at the 1998 Annual Meeting. Accordingly, abstentions and broker non-votes have no effect on the plurality of votes for election of Directors. The approval and adoption of the 1998 Plan (Proposal 2) requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the 1998 Annual Meeting. The approval and adoption of the 1998 ESPP (Proposal 3) requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the 1998 Annual Meeting. Abstentions and broker non-votes will be counted as present and not voting for Proposal 2 and Proposal 3.

     The Company has two classes of Common Stock outstanding, the Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and the Class B Common Stock, par value $0.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"). The shares of Class A Common Stock and Class B Common Stock are identical in all respects, except for voting rights and certain conversion rights. Each share of Class A Common Stock entitles the holder to one vote on each matter submitted to a vote of the Company's shareowners, including the proposals being submitted to the shareowners herewith, and each share of Class B Common Stock entitles the holder to ten votes on each such matter. The Class B Common Stock is convertible into Class A Common Stock, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted. Each share of Class B Common Stock will also automatically convert into one share of Class A Common Stock upon the earliest to occur of (i) November 6, 2001 (the fifth anniversary of the closing of the split-off (the "Split-Off") of the Company from its former parent, Ingram Industries Inc. ("Ingram Industries")); (ii) the sale or transfer of such share of Class B Common Stock (a) by a holder that is a party to the Board Representation Agreement (as defined below) to any person that is not an affiliate, spouse or descendant of such holder, their estates or trusts for their benefit or any other party to the Exchange Agreement (as defined below) or (b) by any other holder, to a holder that is not the spouse or descendant of such holder or their estates or trusts for the benefit thereof; and (iii) the date on which the number of shares of Class B Common Stock then outstanding is less than 25% of the aggregate number of shares of Common Stock then outstanding. Except as required by applicable law, holders of the Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of the shareowners of the Company. The shares of Common Stock do not have cumulative voting rights.

     As of February 17, 1998, there were outstanding 37,701,374 shares of Class A Common Stock and 99,714,672 shares of Class B Common Stock.

     In connection with the Split-Off, the Company entered into certain agreements relating to the provision of certain services. The Company also entered into certain agreements with certain shareowners of the Company relating to board representation and registration rights. See "Item 1. Election of Directors" and "Certain Relationships and Related Transactions." In the Split-Off, certain existing shareowners exchanged a specified number of their shares of Ingram Industries common stock for shares of Class B Common Stock of the Company of equivalent value to the shares of Ingram Industries common stock so exchanged. As of February 17, 1998, Martha R. Ingram, her children, certain trusts created for their benefit, and two charitable trusts and a foundation created by the Ingram family (collectively, the "Ingram Family Stockholders") held 137,961 shares of Class A Common Stock (including 115,939 shares issuable for stock options exercisable within 60 days of February 17, 1998) in the aggregate and 89,930,326 shares of Class B Common Stock in the aggregate (amounting to 86.9% of the aggregate voting power of the Common Stock).

     Ingram Industries (which is controlled by the Ingram Family Stockholders) held 231,000 shares of Class A Common Stock as of February 17, 1998. In addition, Ingram Entertainment Inc. ("Ingram Entertainment") (which is controlled by David B. Ingram) held 2,901 shares of Class A Common Stock as of February 17, 1998.

      Shareowners will not be entitled to appraisal rights in connection with any matter to be voted on at the 1998 Annual Meeting.

                                     ITEM 1.

                              ELECTION OF DIRECTORS

    At the 1998 Annual Meeting, eight Directors (constituting the entire Board of Directors) are to be elected to serve for a term to expire at the 1999 Annual Meeting of the Shareowners. The nominees for re-election are Don H. Davis, Jr., David B. Ingram, John R. Ingram, Martha R. Ingram, Philip M. Pfeffer, J. Phillip Samper, Jerre L. Stead, and Joe B. Wyatt. Information regarding the Board's nominees for Directors is set forth below.

    The accompanying proxy will be voted for election of the Board's nominees unless contrary instructions are given. If any of the Board's nominees is unable to serve, which is not anticipated, the persons named as proxies intend to vote, unless the number of nominees is reduced by the Board of Directors, for such other person or persons as the Board of Directors may designate.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. DAVIS, DAVID B. INGRAM, JOHN R. INGRAM, PFEFFER, SAMPER, STEAD, AND WYATT AND MRS. INGRAM AS DIRECTORS, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

     NOMINEES FOR RE-ELECTION TO THE BOARD OF DIRECTORS FOR A ONE-YEAR TERM TO EXPIRE AT THE 1999 ANNUAL MEETING OF SHAREOWNERS

     DON H. DAVIS, JR., age 58, became a Director of the Company in October 1996. Since February 1998, he has served as Chairman of the Board and Chief Executive Officer of Rockwell International Corporation, a global electronic controls and communications company. Mr. Davis, who has served Rockwell International Corporation or its predecessors for 35 years, previously was President and Chief Executive Officer from October 1997 to February 1998; President and Chief Operating Officer from July 1995 through September 1997; Executive Vice President and Chief Operating Officer from January 1994 to July 1995; President, Automation Group of Rockwell International Corporation from June 1993 to January 1994; and President of Rockwell International Corporation's wholly-owned subsidiary, Allen-Bradley Company, from July 1989 to January 1994. He also is a member of the Board of Directors of Sybron International Corporation, a member of The Business Roundtable, Chairman of the Board for the L.A. Manufacturing Learning Center and a director, trustee or member of a number of other business, educational and civic organizations.

     DAVID B. INGRAM, age 35, has been a Director of the Company since April 1996. He is currently Chairman and President of Ingram Entertainment, a position he has held since March 1996. Mr. Ingram had previously served as President and Chief Operating Officer of Ingram Entertainment from August 1994, Vice President, Major Accounts of Ingram Entertainment from November 1993 to August 1994, Assistant Vice President of Sales from June 1992 to November 1993, and Director of Sales from July 1991 to June 1992. He is a member of the Video Software Dealers Association national board.

     JOHN R. INGRAM, age 36, has served as a Director of the Company since April 1996 and served as a Director of the Company's predecessors beginning in December 1994. He has been Co-President of Ingram Industries since January 1996 and was President of Ingram Book Company, a division of Ingram Industries, from January 1995 to October 1996. Mr. Ingram served as Acting Chief Executive Officer of the Company from May 1996 to August 1996 and held a variety of positions at the Company from 1991 through 1994, including Vice President of Purchasing and Vice President of Management Services at Ingram Micro Europe, and Director of Purchasing. He is a member of the Board of Directors of SunTrust Bank, Nashville, and the Nashville Area Chamber of Commerce.

     MARTHA R. INGRAM, age 62, became a Director of the Company in May 1996, serving as Chairman of the Board until August 1996. She has been the Chairman of the Board of Directors of Ingram Industries since June 1995 and Chief Executive Officer since April 1996. She previously served as Director of Public Affairs of Ingram Industries from 1979 to June 1995. Mrs. Ingram serves on the Board of Trust of Vanderbilt University and Vassar College and on the Board of Directors of Weyerhaeuser Company, First American Corporation, and Baxter International Inc.

     PHILIP M. PFEFFER, age 53, has served as a Director of the Company since April 1996 and was a Director of the Company's predecessors beginning in December 1985. He has been a Director and President and Chief Operating Officer of Random House, Inc., a publishing company, since May 1996. Previously, Mr. Pfeffer was Executive Vice President and a Director of Ingram Industries from December 1981 to March 1996, and Chairman and Chief Executive Officer of Ingram Distribution Group Inc. from December 1981 to December 1995.

     J. PHILLIP SAMPER, age 63, has been a Director of the Company since October 1996. He currently serves as Chief Executive Officer and President of AVISTAR Systems Corp., a video collaboration company. Mr. Samper was previously Chairman, Chief Executive Officer and President of Quadlux, Inc., a commercial and residential cooking appliances company from 1996 to 1997, Chairman and Chief Executive Officer of Cray Research, Inc., a computer products company, from May 1995 to March 1996, President and Chief Executive of Sun Microsystems Computer Corporation from January 1994 to March 1995, and Managing Partner of FRN Group, a private investment consulting firm, from February 1991 until January 1994. He also serves as a Director of Armstrong World Industries, Inc., The Interpublic Group of Companies, and Sylvan Learning Systems, Inc.

     JERRE L. STEAD, age 55, became Chairman of the Board and Chief Executive Officer of the Company in August 1996. Mr. Stead served as Chief Executive Officer and Chairman of the Board at LEGENT Corporation, a software development company, from January 1995 to August 1995. Prior to that, Mr. Stead was Executive Vice President, Chairman and Chief Executive Officer of AT&T Corp. Global Information Solutions (NCR Corporation) from May 1993 to December 1994 and President and Chief Executive Officer of AT&T Corp. Global Business Communication Systems from September 1991 to April 1993. He was Chairman, President and Chief Executive Officer of Square D Co., an electronics manufacturer, from September 1988 to August 1991. He is on the Board of Directors of Armstrong World Industries, Inc., American Precision Industries, Inc. and TJ International, Inc. Mr. Stead is Chairman of the Board of the Center of Ethics and Values at Garrett Seminary on the Northwestern University campus.

     JOE B. WYATT, age 62, has been a Director of the Company since October 1996. Mr. Wyatt was previously a Director of Ingram Industries from April 1990 through October 1996. He currently serves as Chancellor of Vanderbilt University in Nashville, Tennessee, a position he has held since 1982. Mr. Wyatt is a Director of Sonat, Inc. and Reynolds Metals Company.

     Martha R. Ingram is the mother of David B. Ingram and John R. Ingram. There are no other family relationships among the Directors or executive officers of the Company.

REQUIREMENTS OF BOARD MEMBERS

     The Company and the Ingram Family Stockholders have entered into a Board Representation Agreement (the "Board Representation Agreement"). So long as the Ingram Family Stockholders and their permitted transferees (as defined in the Board Representation Agreement) own in excess of 25,000,000 shares of the outstanding Common Stock, the Board Representation Agreement provides for the designation of certain Directors (the "Designated Nominees"): (i) not more than three Directors designated by the Ingram Family Stockholders, (ii) one Director designated by the Chief Executive Officer of the Company, and (iii) four or five additional Directors ("Independent Directors") who are not members of the Ingram family or executive officers or employees of the Company. Directors designated by the Ingram Family Stockholders may, but are not required to, include Martha
R. Ingram, any of her legal descendants, or any of their respective spouses. Messrs. David B. Ingram and John R. Ingram and Mrs. Ingram are the Directors designated by the Ingram Family Stockholders; Mr. Stead is the Director designated by the Chief Executive Officer of the Company; and Messrs. Davis, Pfeffer, Samper, and Wyatt are Independent Directors. Each of the parties to the Board Representation Agreement (other than the Company) has agreed to vote its shares of Common Stock in favor of the Designated Nominees. The Ingram Family Stockholders' holdings of Common Stock are sufficient to guarantee the election of the Designated Nominees.

COMMITTEES OF THE BOARD - BOARD MEETINGS

     In 1997, there were nine meetings of the Board of Directors of the Company. In addition, management conferred frequently with Directors. During 1997, all Directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and meetings of all committees of the Board on which they served, except Mr. Davis, who attended 73% (11 out of 15) of all such meetings.

     COMMITTEES. The Board Representation Agreement provides for the formation of certain committees of the Board of Directors. As provided in the Bylaws and the Board Representation Agreement, the Company has four committees: an Executive Committee, a Nominating Committee, an Audit Committee, and a Human Resources Committee.

     The Executive Committee consists of three Directors, one of whom is a Director designated by the Ingram Family Stockholders, one of whom is the Director designated by the Chief Executive Officer of the Company, and one of whom is an Independent Director. The Executive Committee currently consists of Messrs. Stead (Chairman), John R. Ingram, and Samper. The Executive Committee held one meeting in 1997, and acted by written consent on several occasions. The Executive Committee may approve management decisions requiring the immediate attention of the Board of Directors during the period of time between each regularly scheduled meeting of the Board. The Executive Committee does not have authority to approve any of the following items, all of which require the approval of the Board: (i) any action that would require the approval of the holders of a majority of the stock held by certain of the Ingram Family Stockholders or that would require approval of the holders of a majority of the Common Equity under applicable law or under the Certificate of Incorporation or Bylaws of the Company; (ii) any acquisition with a total aggregate consideration in excess of 2% of the Company's stockholders' equity; (iii) any action outside the ordinary course of business of the Company; or (iv) any other action involving a material shift in policy or business strategy for the Board.

     The Nominating Committee consists of three Directors, two of whom are Directors designated by the Ingram Family Stockholders, and one of whom is the Director designated by the Chief Executive Officer of the Company. The Nominating Committee currently consists of Messrs. David B. Ingram and Stead and Mrs. Ingram (Chairman). The Nominating Committee held one meeting in 1997. The function of the Nominating Committee is to designate nominees for election as Directors of the Company and to elect members of other committees of the Board of Directors. The Nominating Committee will consider individuals recommended by shareowners. Any such recommendation must be submitted in writing prior to January 1 of each year, accompanied by a description of the proposed nominee's qualifications and other relevant biographical information, and should be addressed to the Nominating Committee, in care of the Secretary of the Company.

     The Audit Committee consists of at least three Directors, a majority of whom must be Independent Directors. The Audit Committee currently consists of Messrs. David B. Ingram, Pfeffer, and Wyatt (Chairman). The Audit Committee held two meetings in 1997. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent auditors of the Company, discuss and review in advance the scope and the fees of the annual audit and review the results thereof with the independent auditors, review and approve non-audit services of the independent auditors, review compliance with existing major accounting and financial reporting policies of the Company, review the adequacy of the financial organization of the Company, and review management's procedures and policies relating to the adequacy of the Company's internal accounting controls and compliance with applicable laws relating to accounting practices.

     The Human Resources Committee consists of three Directors, one of whom is a Director designated by the Ingram Family Stockholders and two of whom are Independent Directors. The Human Resources Committee currently consists of Messrs. Davis and Samper (Chairman) and Mrs. Ingram. The Human Resources Committee held six meetings in 1997 and acted by written consent on several occasions. The functions of the Human Resources Committee are to review and approve annual salaries, bonuses, and grants of stock awards for all executive officers and key members of the Company's management staff and to review and approve the terms and conditions of all compensation plans in which such individuals participate, and any changes thereto.

     HUMAN RESOURCES (COMPENSATION) COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Messrs. Davis and Samper and Mrs. Ingram served on the Human Resources Committee during 1997. No Human Resources Committee interlocks or insider participation existed in 1997.

COMPENSATION OF DIRECTORS

      Directors who are not Independent Directors do not receive any additional compensation for serving on the Board of Directors, but are reimbursed for expenses incurred in attending meetings of the Board of Directors and Committees thereof. In addition to such reimbursement, each current Independent Director has been granted on the date his service began (but not prior to October 31, 1996), and each new Independent Director will be granted on the date his or her service begins, options to purchase 45,000 shares of Class A Common Stock. These options have an exercise price per share equal to the market price of the Common Stock on the date of grant and will vest in equal installments on the first, second, and third anniversaries of the date of grant. Independent Directors do not receive any other compensation for their service.

CERTAIN RIGHTS OF THE INGRAM FAMILY STOCKHOLDERS WITH RESPECT TO THE BOARD OF DIRECTORS

     In addition to provisions relating to the designation of Directors described above, the Board Representation Agreement provides as follows:

     Certain types of corporate transactions, including transactions involving the potential sale or merger of the Company; the issuance of additional equity, warrants, or options; acquisitions involving aggregate consideration in excess of 10% of the Company's stockholders' equity; any guarantee of indebtedness of an entity other than a subsidiary of the Company exceeding 5% of the Company's stockholders' equity; and the incurrence of indebtedness in a transaction which could reasonably be expected to reduce the Company's investment rating (i) lower than one grade below the rating in effect immediately following the Company's initial public offering in November 1996 ("IPO") or (ii) below investment grade, may not be entered into without the written approval of at least a majority of the voting power deemed to be held (for purposes of the Board Representation Agreement) by certain of the Ingram Family Stockholders, acting in their sole discretion.

      The Board Representation Agreement will terminate on the date on which the Ingram Family Stockholders and their permitted transferees collectively cease to beneficially own at least 25,000,000 shares of the Common Stock of the Company (as such number may be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, and other transactions in the capital stock of the Company). All decisions for the Ingram Family Stockholders that are trusts or foundations will be made by the trustees thereof, who in some cases are members of the Ingram family.

           SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of February 17, 1998, with respect to the beneficial ownership of each class of the Common Stock by (a) each Director of the Company; (b) the Company's Chief Executive Officer, and the other four most highly compensated executive officers of the Company in the most recently completed fiscal year (collectively, the "Named Executive Officers"); (c) all executive officers and Directors of the Company as a group; and (d) each person known by the Company to own beneficially more than five percent of the outstanding shares of either class of Common Stock. As of February 17, 1998, the Ingram Family Stockholders held 137,961 shares of Class A Common Stock (including 115,939 shares issuable for stock options exercisable within 60 days of February 17, 1998) in the aggregate (representing less than one percent of the total outstanding shares of Class A Common Stock) and 89,930,326 shares of Class B Common Stock in the aggregate (representing 90.2% of the total outstanding shares of Class B Common Stock, and collectively with the Class A Common Stock held by the Ingram Family Stockholders, amounting to 86.9% of the aggregate voting power of the Common Stock). A significant number of shares attributable to the individual Ingram Family Stockholders are reflected more than once in the table below as a result of Ingram Family Stockholders being co-trustees to various trusts.


                                           CLASS A COMMON STOCK (1)               CLASS B COMMON STOCK             COMMON STOCK
                                         -----------------------------     ---------------------------------  ----------------------
                                                                                                              PERCENTAGE  PERCENTAGE
                                           SHARES                            SHARES                            OF TOTAL     OF TOTAL
                                         BENEFICIALLY       PERCENTAGE     BENEFICIALLY           PERCENTAGE  OUTSTANDING    VOTING
NAME                                        OWNED            OF CLASS          OWNED                OF CLASS    SHARES        POWER
                                         ------------       ----------     ------------           ----------  ----------- ----------
Don H. Davis, Jr .................         15,000(4)              *                --                   --           *           *
David B. Ingram(2)(3) ............         54,184(4)(5)           *        74,769,003(7)(8)           75.0%       54.4%       72.3%
John R. Ingram(3)(9) .............         11,416(4)(6)           *        73,149,728(7)(8)           73.4%       53.2%       70.7%
Martha R. Ingram(3)(9) ...........             --(6)             --        80,286,638(7)(8)           80.5%       58.4%       77.6%
Philip M. Pfeffer ................        318,866(10)             *         1,972,478(8)               2.0%        1.7%        1.9%
J. Phillip Samper ................         15,000(4)              *                --                   --           *           *
Jerre L. Stead ...................        780,000(11)           2.0%               --                   --           *           *
Joe B. Wyatt .....................        126,565(12)             *                --                   --           *           *
David R. Dukes ...................        196,385(13)             *            73,750(14)                *           *           *
Sanat K. Dutta ...................        127,998(15)             *            95,000(14)                *           *           *
Michael J.Grainger ...............        103,197(16)             *            45,000                    *           *           *
Jeffrey R. Rodek .................        111,546(4)              *           322,500(14)                *           *           *
All Executive
Officers and
   Directors as a
    group (18 persons)(3).........      2,124,447(6)(17)        5.4%       90,382,455(7)(8)(14)       90.6%       66.7%       87.4%

AMVESCAP PLC (18) ................      4,430,400              11.8%               --                   --         3.2%          *

Orrin H. Ingram(3)(9) ............         72,361(6)(19)          *        73,157,670(7)(8)           73.4%       53.3%       70.7%

Robin Ingram Patton(3)(9) ........             --(6)             --        71,435,525(7)(8)           71.6%       52.0%       69.0%

E. Bronson Ingram QTIP
   Marital Trust(3)(9) ...........             --                --        69,099,259                 69.3%       50.3%       66.8%

Ingram Thrift Plan(9) ............             --                --         5,243,043                  5.3%        3.8%        5.1%

SunTrust Bank(20) ................         43,329                 *         8,137,088                  8.2%        5.9%        7.9%

Tiger Management
L.L.C./Tiger Performance
L.L.C./Julian H
Robertson(21) ....................      6,228,300              16.5%               --                   --         4.5%          *


(footnotes on the following page)

--------------
*  Less than one percent.

 (1) Excludes each shareowner's beneficial ownership of Class B Common Stock, which may be converted into Class A Common Stock at any time, at the option of the holder.

 (2) The address for David B. Ingram is c/o Ingram Entertainment Inc., Two Ingram Boulevard, Lavergne, Tennessee 37089.

 (3) David B. Ingram, Robin Ingram Patton, Orrin H. Ingram, John R. Ingram, and Martha R. Ingram are trustees of the E. Bronson Ingram QTIP Marital Trust (the "QTIP Trust"), and accordingly could each be deemed to be the beneficial owner of the shares held by the QTIP Trust.

 (4) Represents stock options exercisable for shares of Class A Common Stock within 60 days of the date of the table.

 (5) Excludes 2,901 shares owned by Ingram Entertainment. As principal shareowner of Ingram Entertainment, the indicated shareowner may be deemed to be beneficial owner of the shares held by Ingram Entertainment.

 (6) Excludes 231,000 shares of Common Stock owned by Ingram Industries. As principal shareowners of Ingram Industries, the indicated shareowners may be deemed to be beneficial owners of the shares held by Ingram Industries.

 (7)  Includes 71,286,290; 71,055,197; 71,286,290; 71,286,290; 78,248,636; and
      80,413,227 shares, for David B. Ingram, Robin Ingram Patton, Orrin H. Ingram, John R. Ingram, Martha R. Ingram, and all executive officers and Directors as a group, respectively, which shares are held by various trusts or foundations of which these individuals are trustees. Such individuals could each be deemed to be the beneficial owner of the shares held by such trusts of which he or she is a trustee.

 (8) Excludes for David B. Ingram 2,740,287 shares held by one or more trusts of which he and/or his children are beneficiaries; for Robin Ingram Patton 2,932,919 shares held by one or more trusts of which she is a beneficiary; for Orrin H. Ingram 1,441,858 shares held by one or more trusts of which he and/or his children are beneficiaries; for John R. Ingram 1,459,064 shares held by one or more trusts of which he and/or his children are beneficiaries; and for Mr. Pfeffer 234,348 shares held by his children or one or more trusts of which his children are beneficiaries. Each such individual disclaims beneficial ownership as to such shares.

 (9) The address for each of the indicated parties is c/o Ingram Industries Inc., One Belle Meade Place, 4400 Harding Road, Nashville, Tennessee 37205.

(10) Includes 116,762 stock options exercisable for shares of Class A Common Stock within 60 days of the date of the table.

(11)  Includes options to purchase 580,000 shares of Class A Common Stock.

(12)  Includes options to purchase 15,000 shares of Class A Common Stock.

(13)  Includes options to purchase 135,404 shares of Class A Common Stock.

(14) Includes options to purchase 8,750; 10,000; 37,500; and 71,250 shares of Class B Common Stock, for Messrs. Dukes, Dutta and Rodek and all executive officers as a group, respectively.

(15)  Includes options to purchase 49,425 shares of Class A Common Stock.

(16)  Includes options to purchase 80,889 shares of Class A Common Stock.

(17)  Includes options to purchase 1,336,340 shares of Class A Common Stock.

(18) Based on information provided in a Schedule 13G filed on February 12, 1998 by AMVESCAP PLC and certain related entities. AMVESCAP PLC shares voting and dispositive power with respect to all 4,430,400 shares of Class A Common Stock with each of the following entities: AVZ, Inc., A I M Management Group Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management & Research, Inc. and INVESCO Realty Advisers, Inc. The address for each such entity is 11 Devonshire Square, London EC2M 4YR, England.

(19)  Includes options to purchase 50,339 shares of Class A Common Stock.

(20) The address for SunTrust Bank, Atlanta ("SunTrust") is 25 Park Place, NE, Atlanta, Georgia 30303. All shares of Class B Common Stock are held by SunTrust as trustee for certain individuals. All shares of Class A Common Stock are held in accounts for customers of SunTrust Banks and its affiliates. SunTrust and its affiliates have sole voting and dispositive power with respect to 20,320 of these shares of Class A Common Stock, and shared voting and dispositive power with respect to 4,100 of such shares. SunTrust and its affiliates hold the other 18,909 shares of Class A Common Stock in non-discretionary accounts. SunTrust Banks and each of its affiliates disclaim any beneficial interest in all shares of Common Stock it holds.


(21) Based on information provided in a Schedule 13G filed on February 13, 1998 by Tiger Management L.L.C. ("Tiger Management"), Tiger Performance L.L.C. ("Tiger Performance"), and Julian H. Robertson, Jr. Tiger Management has shared voting and dispositive power with respect to 3,801,200 shares of Class A Common Stock and Tiger Performance has shared voting and dispositive power with respect to 2,427,100 shares of Class A Common Stock. Mr. Robertson has shared voting and dispositive power with respect to 6,228,300 shares held by Tiger Management and Tiger Performance. The address for each of Tiger Management, Tiger Performance and Mr. Robertson is 101 Park Avenue, New York, New York 10178.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Historically, Ingram Industries provided certain administrative services to the Company. In connection with the Split-Off, the Company entered into certain agreements (the "Transitional Service Agreements") with Ingram Industries relating to the continued provision of certain administrative services. The Company believes that the terms of the Transitional Service Agreements were on a basis as favorable as those that would have been obtained from third parties on an arm's length basis. The Transitional Service Agreements generally terminated on December 31, 1996, although payroll services under the Transitional Service Agreements were provided through December 31, 1997.

     The Company leases certain office space near Buffalo, New York from a partnership owned by certain members of the Ingram family. The lease agreement expires January 31, 2013 and requires annual rental payments of approximately $1.6 million.

     The Company extended two loans in 1997 to two executive officers, David Carlson and Ed Pensel, to assist them with the purchase of their homes. The largest aggregate amount outstanding at any time during 1997 and as of February 17, 1998 on Mr. Carlson's and Mr. Pensel's loans were $200,000 and $350,000, respectively. These loans bear an interest rate of Prime Rate plus 1%. In addition, the Company extended a no interest bridge loan in 1997 to another executive officer, James E. Anderson, Jr., to assist him with the purchase of his home. The largest aggregate amount outstanding at any time during 1997 on Mr. Anderson's loan was $250,000. Mr. Anderson repaid the full amount of the loan in 1997 within six weeks of the loan origination date.

     In connection with the Split-Off, agreements relating to board representation and registration rights with respect to Common Stock held by the Ingram Family Stockholders (including shares of Class A Common Stock issued upon conversion of Class B Common Stock) were entered into by the Company and the Ingram Family Stockholders.

     In connection with the exchange of shares of Ingram Industries common stock for shares of Class B Common Stock of the Company (as described above), the exchange values were determined by the board of directors of Ingram Industries, which relied in part on an opinion of a financial advisor to the effect that the Split-Off was fair to all involved parties. In an exchange agreement (the "Exchange Agreement"), the Company covenanted that, during the two-year period following the Split-Off, it will not (i) liquidate, merge, or consolidate with any other person, or sell, exchange, distribute, or dispose of any material asset other than in the ordinary course of business, (ii) with certain limited exceptions, redeem or reacquire any of its capital stock transferred in the Split-Off, (iii) cease to conduct the principal active trade or business conducted by it during the five years immediately preceding the Split-Off, or
(iv) otherwise take any actions inconsistent with the facts and representations set forth in the private letter ruling from the U.S. Internal Revenue Service (the "IRS") regarding certain federal income tax consequences of the Split-Off, in each case unless it first obtains an opinion from recognized tax counsel or a ruling from the IRS that such action will not affect the qualification of the transactions contemplated by the Exchange Agreement for tax-free treatment. All such covenants were necessary to obtain the private letter ruling from the IRS.

     In connection with the Split-Off, certain outstanding Ingram Industries options and stock appreciation rights ("SARs") held by current or former employees or directors of Ingram Industries, Ingram Entertainment or their respective subsidiaries were converted to, and certain Ingram Industries incentive stock units ("ISUs") were exchanged for, options exercisable for shares of Class A Common Stock of the Company ("Rollover Stock Options"). The exchange values for these options, SARs, and ISUs were based primarily on the exchange value for the underlying common stock, and were determined by the board of directors of Ingram Industries in accordance with the respective plans under which they were issued. A total of approximately 10,989,000 Rollover Stock Options were issued in connection with the Split-Off. In connection with such conversion and exchange, the Company agreed to register at various times following the IPO, shares of Class A Common Stock issuable upon the exercise of Rollover Stock Options. As described below, the Company has effected several registrations with respect to shares of Class A Common Stock issuable upon exercise of Rollover Stock Options.

     The Ingram Family Stockholders and the other shareowners of Ingram Industries who received shares of Class B Common Stock in the Split-Off entered into a registration rights agreement (the "Registration Rights Agreement") which grants the QTIP Trust demand registration rights following the closing of the IPO. Such demand registration rights may be exercised with respect to all or any portion (subject to certain minimum thresholds) of the shares of Class B Common Stock owned by the QTIP Trust, one or more of the other Ingram Family Stockholders and certain of their permitted transferees on up to three occasions during the 84-month period following the closing of the IPO; provided that the Company shall not be obligated to effect (i) any registration requested by the QTIP Trust unless the QTIP Trust has furnished the Company with an opinion of counsel to the effect that such registration and any subsequent sale will not affect the tax-free nature of the Split-Off or (ii) more than one demand registration during any 12-month period.

     The Registration Rights Agreement also grants one demand registration right (subject to certain minimum thresholds) to members of the Ingram family (which may only be exercised during the 84-month period following the closing of the
IPO) and one demand registration right to certain minority shareowners of the Company if a change of control of the Company occurs following the closing of the IPO but prior to the second anniversary of the Split-Off. The minority shareowners will not be entitled to this registration right if they were offered the opportunity to participate in the change of control transaction.

     The Registration Rights Agreement restricts the exercise by any party thereto of a demand registration right, and provides that the Company will not grant any registration rights to any other person that are more favorable than those granted pursuant to the Registration Rights Agreement or that provide for the exercise of demand registration rights sooner than three months following a public offering in which such person was entitled to include its shares, unless the number of shares requested to be included in such public offering exceeded 125% of the number of shares actually included.

     In addition, the Registration Rights Agreement provides that the parties thereto shall be entitled to unlimited "piggyback" registration rights in connection with any proposed registration of equity securities by the Company (with certain specified exceptions) during the 84-month period following the completion of the IPO. Employees who received shares of Class B Common Stock in the Company's July 1996 employee offering are bound by the provisions of the Registration Rights Agreement as if such employees were parties thereto, and are entitled to the "piggyback" registration rights provided therein, with respect to the portion of their shares of Class B Common Stock that is no longer subject to restrictions on transfer.

     The Registration Rights Agreement contains provisions regarding reduction of the size of an offering that has been determined by the underwriters to have exceeded its maximum potential size and contains certain customary provisions, including those relating to holdback arrangements, registration procedures, indemnification, contribution and payment of fees and expenses.

     As provided in an agreement (the "Thrift Plan Liquidity Agreement") with the Ingram Thrift Plan, which received 10,007,000 shares of Class B Common Stock in the Split-Off, the Company filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1, pursuant to which the Ingram Thrift Plan sold 770,000 of such shares of Class B Common Stock in December 1996. All of such shares were automatically converted into shares of Class A Common Stock in connection with the sale thereof. In January 1997, pursuant to an employee benefits transfer and assumption agreement (the "Employee Benefits Agreement"), the

Ingram Thrift Plan transferred an aggregate of 2,548,292 shares of Class B Common Stock to the Ingram Micro Thrift Plan and the Ingram Entertainment Thrift Plan.

     A registration statement on Form S-1 (the "Thrift Plan S-1") filed by the Company with the Commission covering 3,383,369 shares of Class A Common Stock was declared effective on June 27, 1997. The Thrift Plan S-1 related to the offer and sale of up to 1,378,369 shares of Class A Common Stock by the Company upon exercise of Rollover Stock Options. The Thrift Plan S-1 also related to the offer and sale by the Ingram Thrift Plan, the Ingram Micro Thrift Plan and the Ingram Entertainment Thrift Plan (collectively, the "Thrift Plans"), of a total of 2,005,000 shares of Class A Common Stock (resulting from the conversion of shares of Class B Common Stock held by the Thrift Plans) in order to meet their liquidity needs. The Company kept the prospectus filed in connection with the Thrift Plan S-1 available until July 30, 1997.

     A registration statement on Form S-3 (the "Thrift Plan S-3") filed by the Company with the Commission covering 10,949,298 shares of Class A Common Stock was declared effective on November 20, 1997. The Thrift Plan S-3 relates to the offer and sale of up to 2,735,944 shares of Class A Common Stock by the Company upon the exercise of Rollover Stock Options. The Thrift Plan S-3 also relates to the offer and sale by the Thrift Plans, of a total of 8,213,894 shares of Class A Common Stock of the Company (resulting from the conversion of shares of Class B Common Stock of the Company held by the Thrift Plans). The Thrift Plan S-3 is being kept current by the Company.

     Pursuant to a reorganization agreement (the "Reorganization Agreement"), each of the Company, Ingram Industries and Ingram Entertainment agreed to retain or assume, at the time of the Split-Off, certain liabilities and obligations, including the following: (i) liabilities and obligations incurred by such Ingram Company (other than certain general corporate level liabilities of Ingram Industries) with respect to periods ending on or prior to the closing of the Split-Off, other than liabilities or obligations arising as a result of any intentional act which is tortious or as a result of any illegal act (each, a "Designated Action") committed by (x) a corporate officer of Ingram Industries (except for actions that are believed by such person to be in furtherance of his duties as an officer or employee of the Company, Ingram Entertainment, or their respective subsidiaries, or the other subsidiaries or business operating units of Ingram Industries), (y) any other employee of Ingram Industries whose responsibilities are not primarily associated with the Company, Ingram Entertainment, or their respective subsidiaries, or the other subsidiaries or business operating units of Ingram Industries or (z) an employee (other than general corporate level employees of Ingram Industries) of any other Ingram Company; (ii) liabilities and obligations (other than general corporate level liabilities of Ingram Industries) incurred by any other Ingram Company with respect to periods ending on or prior to the closing of the Split-Off as a result of any Designated Action committed by an employee of any such Ingram Company or certain subsidiaries or business operating units of such Ingram Company; (iii) in the case of Ingram Industries, certain general corporate level liabilities and obligations up to an aggregate of $100,000 incurred by Ingram Industries with respect to certain periods ending on or prior to the closing of the Split-Off and recorded under Ingram Industries' internal accounting system as "home office" liabilities, to the extent that such liabilities and obligations are extraordinary in nature and arise out of the ordinary course of business and were not accrued on Ingram Industries' year end 1995 balance sheet;
(iv) specified liabilities and obligations related to certain asset dispositions and the settlement of certain claims; and (v) liabilities and obligations incurred by such Ingram Company with respect to periods beginning after the closing of the Split-Off.

     The Reorganization Agreement also provides that certain contingent assets or liabilities, as well as fees and costs incurred in connection with the Split-Off, will be shared 23.01% by Ingram Industries, 72.84% by the Company, and 4.15% by Ingram Entertainment. These contingent liabilities include (i) liabilities and obligations arising as a result of any Designated Action committed by a corporate officer of Ingram Industries (except for actions that are believed by such person to be in furtherance of his duties as an officer or employee of the Company, Ingram Entertainment, or their respective subsidiaries or other designated affiliates, or the other subsidiaries or designated affiliates of Ingram Industries), or any other employee of Ingram Industries whose responsibilities are not primarily associated with the Company, Ingram Entertainment, or their respective subsidiaries, or the other subsidiaries or business operating units of Ingram Industries; (ii) certain general corporate level liabilities and obligations, if the aggregate of such liabilities and obligations incurred by Ingram Industries exceeds $100,000, incurred by Ingram Industries with respect to periods ending on or prior to the closing of the Split-Off and recorded under Ingram Industries' internal accounting system as "home office" liabilities, to the extent that such liabilities and obligations are extraordinary and non-recurring in nature and arise out of the ordinary course of business and were not accrued on Ingram Industries' 1995 balance sheet; (iii) certain liabilities and obligations incurred by Ingram Industries in respect of specified individuals pursuant to certain deferred compensation plans of Ingram Industries; and (iv) assets, liabilities, and obligations arising in connection with certain specified asset dispositions. The Company will not be responsible for any liabilities except to the extent that the Company's share of such liabilities, fees or costs and certain other amounts (net of any contingent assets) exceeds, in the aggregate, $20,778,000. The Company currently believes that any such liabilities, fees, or costs will be largely offset by other amounts due from Ingram Industries. However, there can be no assurance that further payments, which could be material, will not be required in the future.

     In addition, the Reorganization Agreement required the Company, at or prior to the closing of the Split-Off, to enter into bank repurchase agreements with respect to securities of the Company received in connection with the Exchange Agreement in exchange for shares of Ingram Industries common stock previously held as collateral for certain loans made to shareowners of Ingram Industries.

     Pursuant to the Reorganization Agreement, each Ingram Company has agreed to indemnify each other Ingram Company from any and all damage, loss, liability, and expense incurred as a result of any breach by such party of any covenant or agreement pursuant to the Reorganization Agreement or the failure by such party to perform its obligations with respect to any liability retained or assumed by such party pursuant to the Reorganization Agreement.

     In addition, until 1999, the Company will provide data processing services to Ingram Industries and Ingram Entertainment for a fee based on the allocated costs of such services. The Company received fees of $1,835,232 in 1997, and is expected to receive approximately $1,902,224 in 1998.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table provides information relating to compensation for the three most recently completed fiscal years for the Named Executive Officers. Excluding Mr. Stead, prior to the Split-Off, a portion of this compensation was paid by Ingram Industries and was included as a factor in the determination of intercompany charges paid by the Company to Ingram Industries.


                                                                                                LONG-TERM COMPENSATION
                                                        ANNUAL COMPENSATION                              AWARDS
                                                  --------------------------------    ----------------------------------------------
                                                                                       RESTRICTED      SECURITIES        ALL OTHER
                                                                                      STOCK AWARDS     UNDERLYING       COMPENSATION
NAME AND PRINCIPAL POSITION                       YEAR   SALARY($)(1)  BONUS($)(2)        ($)        OPTIONS/SARS(#)       ($)(3)
                                                  ----   ------------  -----------    ------------   ---------------    ------------
Jerre L. Stead, Chairman of the Board             1997           --           --              --         400,000              --
   and Chief Executive Officer(4)                 1996           --           --              --       3,400,000              --

Jeffrey R. Rodek, President and                   1997    $ 500,000    $ 468,198              --              --       $  14,262
   Worldwide Chief Operating Officer              1996      434,458      375,239       $ 245,000(5)      350,000(6)       12,493
                                                  1995      392,820      267,089              --         240,259(7)      163,649

David R. Dukes Vice Chairman and                  1997      325,000      286,650              --              --          12,912
   Chief Executive Officer of Ingram Alliance     1996      317,084      266,272              --         185,000(6)       16,499
                                                  1995      260,130      205,611              --              --          10,607

Sanat K. Dutta, Executive Vice President          1997      318,000      275,095              --              --          12,635
   and President, Ingram Micro U.S.               1996      268,435      241,475              --         165,000(6)       12,850
                                                  1995      263,500      213,593              --              --          12,365

Michael J. Grainger, Executive Vice President     1997      310,000      313,420(8)           --              --          16,256
   and Worldwide Chief Financial Officer          1996      222,537      113,066              --         300,000(6)        8,735
                                                  1995      145,496       39,463              --          34,323(9)        3,636


(1) The 1997 salary information is as of the last payroll period ending prior to January 3, 1998. Includes amounts deferred under qualified and nonqualified defined contribution compensation plans and pretax insurance premium amounts.

(2) In respect of each of 1995, 1996 and 1997, the bonuses generally were paid in February or March of the following years.

(3) Includes the following amounts for 1997: Mr. Rodek (group term life insurance, $816; accidental death & dismemberment insurance, $238; employer thrift plan contributions, $13,208); Mr. Dukes (group term life insurance, $568; accidental death & dismemberment insurance, $156; employer thrift plan contributions, $12,188); Mr. Dutta (group term life insurance, $557; accidental death & dismemberment insurance, $153; employer thrift plan contributions, $11,925); and Mr. Grainger (group term life insurance, $576; accidental death & dismemberment insurance, $158; employer thrift plan contributions, $11,625; relocation, $3,897).

(4) Mr. Stead became the Company's Chairman of the Board and Chief Executive Officer on August 27, 1996.

(5) Granted in June 1996 with a fair market value of $7.00 per share. These shares vest 25% per year commencing April 1, 1998. As of January 3, 1998, Mr. Rodek held 35,000 shares of restricted stock with a market value of $1,015,000 (based on the $29.00 market value per share of Class A Common Stock on such date).

(6) Does not include the exchange or conversion of outstanding Ingram Industries securities held by Messrs. Rodek, Dukes, Dutta, and Grainger into Rollover Stock Options in connection with the Split-Off, as follows:
      274,582, 273,896, 258,107, and 140,724 shares, respectively.

(7) Represents options granted in 1995 exercisable for 175,000 shares of Ingram Industries common stock, which were converted into options exercisable for 240,259 shares of Common Stock in connection with the Split-Off.

(8)   Includes $40,000 paid in December 1997.

(9) Represents options granted in 1995 exercisable for 25,000 shares of Ingram Industries common stock, which were converted into options exercisable for 34,323 shares of Common Stock in connection with the Split-Off.

STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information relating to stock options granted to the Named Executive Officers for the year ended January 3, 1998.


                                                                           INDIVIDUAL GRANTS
                                               ---------------------------------------------------------------------

NAME                                           NUMBER OF SECURITIES     % OF TOTAL     EXERCISE OR   EXPIRATION DATE     ALTERNATIVE
                                                    UNDERLYING        OPTIONS/SARS     BASE PRICE                         TO GRANT
                                                   OPTIONS/SARS        GRANTED TO        ($/SH)                         DATE PRESENT
                                                      GRANTED       EMPLOYEES OF THE                                    VALUE($)(2)
                                                                       COMPANY IN
                                                                       FISCAL YEAR
                                               -------------------- ----------------   -----------   ---------------    ------------
Jerre L. Stead .........................             400,000(1)             21.2%       $23.375          5/26/05          $4,174,457
Jeffrey R. Rodek .......................                  --                  --             --               --                  --
David R. Dukes .........................                  --                  --             --               --                  --
Sanat K. Dutta .........................                  --                  --             --               --                  --
Michael J. Grainger ....................                  --                  --             --               --                  --


(1) Of these options, 40,000 options were immediately exercisable on the date of grant, 180,000 options will vest in four equal annual installments, beginning April 1, 1998, and 180,000 options will become exercisable over a fixed term, but will vest earlier if the Company achieves certain performance criteria.

(2) The grant date present values shown in the table were determined pursuant to the Black-Scholes option valuation model, using the following assumptions: stock price volatility of 47.0%, expected option life of 4.0 years, dividend yield of 0%, and risk free interest rate of 6.5%.

STOCK OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table provides information relating to any stock options and incentive stock units ("ISUs") exercised by the Named Executive Officers during the year ended January 3, 1998, as well as the number and value of securities underlying unexercised stock options held by the Named Executive Officers as of January 3, 1998.


NAME                    SHARES ACQUIRED                           NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-THE-
                          ON EXERCISE    VALUE REALIZED          UNDERLYING UNEXERCISED          MONEY OPTIONS/SARS AT
                          DURING 1997         ($)               OPTIONS/SARS AT YEAR END               YEAR END ($)
                          -----------      -----------         -------------------------       -------------------------
                                                               EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
                                                               -------------------------       -------------------------
Jerre L. Stead ......            --               --               240,000/3,455,000            $2,425,000/$36,070,000
Jeffrey R. Rodek ....            --               --                 111,546/513,036               2,916,928/9,763,391
David R. Dukes ......        62,981       $1,253,447                 102,453/293,462               2,820,957/5,415,897
Sanat K. Dutta ......       112,573        3,052,186(1)                6,864/303,670                 179,494/6,015,825
Michael J. Grainger .        22,308          515,383                  30,889/387,527                 838,877/5,622,984

(1) Includes $258,714 paid to Mr. Dutta in connection with the settlement of ISUs.


                              EMPLOYMENT AGREEMENTS

    In August 1996, the Company entered into an agreement with Mr. Stead pursuant to which he agreed to serve as Chief Executive Officer and Chairman of the Board of the Company. The agreement provides for the grant to Mr. Stead of options at the initial public offering price exercisable for 3,600,000 shares of Common Stock. Such options will vest over an extended period, as described below. In lieu of receipt of 200,000 of such options, Mr. Stead purchased 200,000 shares of Common Stock directly from the Company at the initial public offering price. Mr. Stead will not receive any salary, bonus, or other cash compensation during the vesting period of such options; however, the Company's agreement with Mr. Stead provides for the Company to compensate Mr. Stead in a mutually agreeable manner in the event (which occurred) that the initial public offering price exceeded $14.00. On May 27, 1997, the Company agreed to compensate Mr. Stead by granting him options to purchase 400,000 shares of the

Company's Class A Common Stock at the closing price of the Class A Common Stock as reported on the New York Stock Exchange on such date, $23 3/8 per share. Of the options awarded to Mr. Stead in May 1997, 40,000 options vested immediately, 180,000 options will vest in four equal annual installments beginning April 1, 1998, and 180,000 options will become exercisable over a fixed term, but will vest earlier if the Company achieves certain performance criteria. The Company has also agreed to provide Mr. Stead and his spouse with lifetime healthcare coverage, with a lifetime cap of $2.0 million, as well as certain other perquisites.

     In April 1988, the Company entered into an agreement with Mr. Dutta pursuant to which he agreed to serve as Senior Vice President, Operations. The agreement provides for a base salary, participation in the Company's Executive Incentive Bonus Plan, and participation in the Company's health and benefit programs. Mr. Dutta will receive a severance benefit of nine months' base salary if he is terminated without cause or 12 months' base salary if he is involuntarily terminated or has a substantial change in title or reduction of salary within 12 months of a change in control (as defined in the agreement). Mr. Dutta currently serves as Executive Vice President and President, Ingram Micro U.S.

     In October 1996, the Company entered into an agreement with Mr. Grainger pursuant to which he agreed to serve as Executive Vice President and Worldwide Chief Financial Officer. The agreement provides for a base salary, the grant in 1996 of the stock options disclosed in the Summary Compensation Table, participation in the Company's Executive Incentive Bonus Plan, and participation in the Company's health and benefit programs. Mr. Grainger's unvested Rollover Options will be 100% vested if, at anytime, the Company terminates Mr. Grainger's employment without cause (as defined in the Ingram Micro Inc. Rollover Stock Option Plan). In addition, upon such termination, all restrictions applicable to shares purchased by Mr. Grainger under the Ingram Micro Inc. Key Employee Stock Purchase Plan will lapse.

                           HUMAN RESOURCES COMMITTEE'S
                         REPORT ON EXCUTIVE COMPENSATION

    The Human Resources Committee of the Board of Directors (the "Committee") is responsible for establishing the Company's overall philosophy and policies governing the compensation programs for management personnel and for administering the executive compensation plans and programs of the Company. In 1997, the Committee worked with management to design a program that would motivate each associate to build wealth for the Company's shareowners through specific objectives, measures and rewards intended to provide a tight link between pay and measured performance. This program of objectives, measures and rewards was instituted at the end of 1997 for measuring and rewarding performance in fiscal 1998.

    The Committee assessed the competitiveness of the total value of the Company's 1997 compensation program elements (base salary, annual incentive and long-term incentives) by comparing the total value of the program elements to those of a selected group of 17 world class high technology and distribution companies that the Company believes are its competitors in recruiting the best employees and who provide outstanding performance in the area of shareowner return (the "Selected Companies").

EXECUTIVE COMPENSATION PRINCIPLES AND PHILOSOPHY

    The Company's executive compensation program is based on the principles that: (1) the level and mixture of compensation opportunity should be sufficient to attract and retain the caliber of executive talent necessary to sustain the Company's continued success, and (2) incentive compensation should be at risk and conditional on the attainment of performance goals that reward both short and long term performance directly related to increasing the long term value of the Company and achieving superior levels of total shareowner return. The Company used the philosophy embodied in these principles to determine the base salary, annual incentive and long term incentive components of the executive compensation program for fiscal 1997.

ANNUAL COMPENSATION

    Base salaries for executive officers are determined based on the Committee's assessment of each individual's experience level, the scope and complexity of the position held and the Company's knowledge of salaries being paid for similar positions in the marketplace. Annual salary adjustments are determined by the Company's performance and the individual's contribution to that performance. For those executive officers responsible for particular business units, the financial and non-financial results (e.g., recognition within respective industries) of their business units are also considered.

ANNUAL INCENTIVE PLAN

    The annual bonus paid in 1998 for executive officers named in the Summary Compensation Table shown on page 13, other than the Chairman and Chief Executive Officer, under the Executive Incentive Bonus Plan relates to 1997 performance. The Executive Incentive Bonus Plan has been structured so that the level of total cash compensation (base salary plus annual bonus) will exceed the median level of cash compensation for the Selected Companies when high levels of corporate, business unit and individual performance are achieved. Conversely, when the Company and business units fall short of established targets, the level of cash compensation will fall below the median level of cash compensation for the Selected Companies. Specifically, the annual bonus was based 60% on the Company's performance relative to preset financial performance targets and 40% on individual performance against preset goals. No annual bonus is payable unless the Company achieves certain minimum financial targets.

LONG TERM INCENTIVE COMPENSATION

    The Company's Amended and Restated 1996 Equity Incentive Plan (the "Amended 1996 Plan") provides for the grant of stock based awards, including stock options. The Committee reviews and authorizes, where appropriate, long-term incentive grants under the Amended 1996 Plan for purposes of special recognition and employment retention. In 1997, stock options were granted at the fair market value of the stock on the date of the grant. In determining the number of stock options granted to management, the Committee took into account position levels, the targeted amounts of the long-term incentive award for selected participants, and other factors determined to be relevant, such as individual performance, employment retention, and the number of shares available for issuance under the Amended 1996 Plan. If the Company's stock price increases significantly, participants can realize commensurate rewards and the opportunity to increase their stock ownership positions by exercising their options.

TAX DEDUCTIBILITY UNDER SECTION 162(M)

    It is the opinion of the Company that annual incentive payments under the Executive Incentive Bonus Plan and all outstanding stock option grants will qualify as performance-based compensation under Internal Revenue Code Section 162(m).

CEO COMPENSATION

    Jerre Stead, the Company's Chairman and Chief Executive Officer, receives no salary or annual bonus. At the time of the Company's initial public offering in November 1996, Mr. Stead received a one-time grant of options to purchase 3,400,000 shares of the Company's Class A Common Stock at the initial public offering price, $18.00 per share. The number of options was determined at the time of Mr. Stead's employment with the Company, based on a comparison with other firms with which the Company believed it was competing for top executive talent.

    Of the options awarded to Mr. Stead, 200,000 were vested immediately and 1,600,000 will vest in four equal installments on April 1 of each of the years 1998 through 2001. The remaining 1,600,000 will vest 100% on November 1, 2005 or sooner should shareowner value reach the preset performance objectives described below. One-half of these options may vest any time after April 1, 1998 upon satisfaction of either of the following conditions:

      - the completion of any 90 calendar day period in which the beginning, ending and average reported closing price of the Company's Class A Common Stock on the New York Stock Exchange exceeds $35.00 per share.

      - (i) the earnings per share as publicly reported by the Company meets or exceeds $2.10 for any consecutive six quarter period, beginning with the six quarter period ending in March 1998, and (ii) the most recent two quarters' earnings per share total at least $0.75; provided that, for any consecutive six quarter period ending in fiscal 1999, or thereafter, the Committee may establish, from time to time, different minimum cumulative earnings per share amounts using substantially the same criteria as used in establishing the initial cumulative amounts (either condition, the "First Condition").

    The remaining one-half of the options will vest and become exercisable upon satisfaction of either of the following conditions:

      - the completion of any 90 calendar day period in which the beginning, ending and average reported closing price of the Company's Class A Common Stock on the New York Stock Exchange exceeds $45.00 per share.

      - (i) the earnings per share as publicly reported by the Company meets or exceeds $2.75 for any consecutive six quarter period, beginning with the six quarter period ending in March 1998, and (ii) the most recent two quarters' earnings per share total at least $1.00; provided that, for any consecutive six quarter period ending in fiscal 2000, or thereafter, the Committee may establish, from time to time, different minimum cumulative earnings per share amounts using substantially the same criteria as used in establishing the initial cumulative amounts (either condition, the "Second Condition").

   The first day of measuring the consecutive 90-day periods was January 1, 1998.

   In addition, the Company agreed to compensate Mr. Stead in a mutually agreeable manner in the event that the initial public offering price exceeded $14.00. On May 27, 1997, the Committee agreed to compensate Mr. Stead by authorizing the grant to Mr. Stead of options to purchase 400,000 shares of the Company's Class A Common Stock, at the closing price per share of Class A Common Stock as reported on the New York Stock Exchange on such date, $23 3/8 per share. Of the options awarded to Mr. Stead in May 1997, 40,000 options vested immediately, 180,000 options will vest in four equal annual installments, beginning April 1, 1998, 90,000 options will vest upon meeting the First Condition listed above, and 90,000 options will vest upon meeting the Second Condition listed above.

   The Committee may, at its discretion, revise the terms and conditions of these stock options to the extent permitted by the Amended 1996 Plan.

                                           J. Phillip Samper, Chairman
                                           Don H. Davis, Jr.
                                           Martha R. Ingram

                          STOCK PRICE PERFORMANCE GRAPH

   The Stock Price Performance Graph below, which assumes a $100 investment on November 1, 1996 and reinvestment of any dividends, compares cumulative total shareowner return (assuming reinvestment of dividends) of the Company, the New York Stock Exchange, Inc. ("NYSE") Composite Index and the Standard Industrial Classification ("SIC") Code Index (SIC Code 5045 -- Computer and Computer Peripheral Equipment and Software) for the period beginning November 1, 1996, the date on which trading of the Company's Class A Common Stock commenced, through January 3, 1998. While the Company's Class A Common Stock was sold at $18.00 per share in the IPO, the Class A Common Stock closed at $23.00 per share on November 1, 1996. The closing price of the Company's Class A Common Stock was $29.00 on January 3, 1998 and $37.125 on March 31, 1998. The price performance of the Company's Class A Common Stock depicted in the graph below represents past performance only and is not indicative of future performance.



                               [PERFORMANCE GRAPH]


                              11/01/96      12/28/96       3/29/97       6/28/97       9/27/97      01/03/98       2/27/98
                              --------      --------       -------       -------       -------      --------       -------
Ingram Micro Inc. ......    $   100.00    $   114.63    $   101.22    $   117.38    $   132.01    $   141.46    $   188.41
SIC Code Index .........        100.00         98.57         81.75         91.88        109.30        103.58        124.20
NYSE Composite Index ...        100.00        105.25        107.12        124.46        134.41        138.48        147.65

                                     ITEM 2.

                       PROPOSAL TO APPROVE ADOPTION OF THE
                  INGRAM MICRO INC. 1998 EQUITY INCENTIVE PLAN

    Effective as of February 1, 1998, the Company's Board of Directors adopted, subject to the approval of the Company's shareowners, the 1998 Plan. The following summary of the material terms of the 1998 Plan, a copy of which is attached hereto as Exhibit A, does not purport to be complete and is qualified in its entirety by reference to the terms of the 1998 Plan.

PURPOSE

    The purpose of the 1998 Plan is to promote the interests of the Company and its shareowners by (i) attracting and retaining exceptional directors, executive personnel and other key employees of the Company and its affiliates; (ii) motivating such employees and directors by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such employees and directors to participate in the long-term growth and financial success of the Company.

ADMINISTRATION

    The 1998 Plan is administered by a committee appointed by the Company's Board of Directors (the "Committee"), each of whom is a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"). The Committee has broad discretion, subject to contractual restrictions affecting the Company, as to the specific terms and conditions of each award and any rules applicable to awards, including but not limited to the effect on an award of the death, retirement, or other termination of employment of the participant.

    The exercise price of an Option is determined by the Committee at the time of grant. The Committee may determine at the time of grant and any time thereafter the terms under which Options and SARs shall vest and become exercisable.

NUMBER OF AUTHORIZED SHARES

    Under the 1998 Plan, 15,000,000 shares of the Company's Class A Common Stock, $.01 par value, or such other securities as may be designated by the Committee from time to time ("Shares") will be available for awards. If any Shares covered by an award granted under the 1998 Plan are forfeited, an award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such award will, unless any dividends have been paid on such Shares, again become Shares with respect to which awards may be granted in the calendar year in which such settlement, forfeiture, termination or cancellation occurs.

ELIGIBILITY AND PARTICIPATION

    Eligibility to participate in the 1998 Plan is limited to employees of the Company and its subsidiaries who are selected by the Committee and any member of the Company's Board of Directors. Currently, approximately 12,000 employees of the Company and its subsidiaries are eligible to participate in the 1998 Plan. The Company anticipates that less than 5% of those eligible will participate in the 1998 Plan. Participation in the 1998 Plan is at the discretion of the Committee. No employee may be granted awards covering more than 500,000 Shares in any calendar year.

TYPES OF AWARDS

    The 1998 Plan permits the granting of (i) stock options that qualify as "Incentive Stock Options" under the Internal Revenue Code of 1986, as amended (the "Code"), (ii) options other than Incentive Stock Options ("Nonqualified Stock Options"), (iii) stock appreciation rights ("SARs") granted either alone or in tandem with other awards under the 1998 Plan, (iv) restricted share awards and restricted share units ("Restricted Share Awards and Restricted Share Units"), (v) performance awards ("Performance Awards"), and (vi) other stock-based awards.

AMENDMENT AND TERMINATION

     The Board of Directors may amend, alter, or terminate the 1998 Plan at any time, provided that shareowner approval generally must be obtained for any change that would require shareowner approval under any regulatory or tax requirement that the Board deems desirable to comply with or obtain relief under and subject to the requirement that no rights under an outstanding award may be impaired by such action without the consent of the holder thereof. The Committee may amend or modify the terms of any outstanding award but only with the consent of the participant if such amendment would impair his rights. In the event of certain corporate transactions or events affecting the shares or the structure of the Company, the Committee may make certain adjustments as set forth in the 1998 Plan.

TERM OF 1998 PLAN

    Unless earlier terminated by the Company's Board of Directors, the 1998 Plan will terminate on January 31, 2008.

AWARDS GRANTED UNDER THE 1998 PLAN

    On January 30, 1998, February 18, 1998 and March 31, 1998, the Company granted options to purchase or stock-based awards relating to an aggregate of 1,777,805 Shares under the 1998 Plan, subject to approval of the 1998 Plan by the Company's shareowners. Set forth below is a summary of the awards made to date under the 1998 Plan, subject to shareowner approval, to the Named Executives, all executive officers as a group and all employees, excluding executive officers, but including all current officers who are not executive officers, as a group. As of March 31, 1998, the fair market value of a share of Class A Common Stock was $37.125.


NAME AND TITLE                                        NUMBER OF
                                                        UNITS
                                                      ---------
Jeffrey R. Rodek, President and
Worldwide Chief Operating  Officer ............          80,000

Sanat K. Dutta, Executive Vice President
and President, Ingram Micro  U.S. .............          60,000

Michael J. Grainger, Executive Vice
President and Worldwide Chief Financial Officer          60,000

All executive officers as a group .............         391,000
All employees, excluding executive officers,
but including all current officers who are not
executive officers, as a group ................       1,386,805


FEDERAL INCOME TAX CONSEQUENCES

    The 1998 Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not qualified under
Section 401(a) of the Code.

    OPTIONS. There will be no federal income tax consequences to a participant or the Company upon the grant of either an Incentive Stock Option or a Nonqualified Stock Option under the 1998 Plan. Upon exercise of a Nonqualified Stock Option, a participant generally will recognize ordinary income in an amount equal to (i) the fair market value, on the date of exercise, of the acquired Shares less (ii) the exercise price of the Nonqualified Stock Option. Subject to Section 162(m) of the Code and a participant including such compensation in income or the Company satisfying applicable reporting requirements, the Company will be entitled to a tax deduction in the same amount.

    Upon the exercise of an Incentive Stock Option, a participant recognizes no immediate taxable income. Income recognition is deferred until a participant sells the Shares so acquired If the Incentive Stock Option is exercised no later than three months after the termination of a participant's employment, and a participant does not dispose of the Shares so acquired within two years from the date the Incentive Stock Option was granted and within one year after its exercise, the gain on the sale will be treated as long-term capital gain. Certain of these holding periods and employment requirements are liberalized in the event of a participant's death or disability while employed by the Company. The Company is generally not entitled to any tax deduction with respect to the grant or exercise of Incentive Stock Options. However, if the Shares are not held for the full term of the holding period described above, the gain on the sale of such Shares, being the lesser of: (i) the fair market value of the Shares on the date of exercise minus the option price or (ii) the amount realized on disposition minus the exercise price, will be taxed to a participant as ordinary income, and subject to Section 162(m) of the Code and a participant including such compensation in income and the Company satisfying applicable reporting requirements, the Company will be entitled to a deduction in the same amount. The excess of the fair market value of the Shares acquired upon exercise of an Incentive Stock Option over the exercise price therefor constitutes a tax preference item for purposes of computing the "alternative minimum tax" under the Code.

    Special rules, summarized below, may apply to participants who are subject to Section 16 of the 1934 Act.

    STOCK APPRECIATION RIGHTS. There will be no federal income tax consequences to either a participant or the Company upon the grant of an SAR. However, a participant generally will recognize ordinary income upon the exercise of an SAR in an amount equal to the aggregate amount of cash and the fair market value of Shares acquired upon exercise. Subject to Section 162(m) of the Code and a participant including such compensation in income and the Company satisfying applicable reporting requirements, the Company will be entitled to a deduction equal to the amount includable in a participant's income.

    Special rules, summarized below, may apply to participants who are subject to Section 16 of the 1934 Act.

    RESTRICTED SHARE AWARDS AND RESTRICTED SHARE UNITS. There will be no federal income tax consequences to either a participant or the Company upon the grant of Restricted Share Awards or Restricted Share Units until expiration of the restricted period and the satisfaction of any other conditions applicable to the Restricted Share Awards or Restricted Share Units. At that time, a participant generally will recognize taxable income equal to the aggregate amount of cash received and the then fair market value of the Shares and, subject to Section 162(m) of the Code and a participant including such compensation in income and the Company satisfying applicable reporting requirements, the Company will be entitled to a corresponding deduction. However, a participant may elect, within thirty days after the date of the grant, to recognize ordinary income as of the date of grant and the Company will be entitled to a corresponding deduction at that time.

    Special rules, summarized below, may apply to participants who are subject to Section 16 of the 1934 Act.

    PERFORMANCE AWARDS. There will be no federal income tax consequences to a participant or the Company upon the grant of Performance Awards. Participants generally will recognize taxable income at the time when payment for the Performance Awards is received in an amount equal to the aggregate amount of cash and the fair market value of Shares acquired. Subject to Section 162(m) of the Code, and a participant including such compensation in income and the Company satisfying applicable reporting requirements, the Company will be entitled to a deduction equal to the amount includable in a participant's income.

    Special rules, summarized below, may apply to participants who are subject to Section 16 of the 1934 Act.

    SECTION 16 OF THE 1934 ACT. Participants who are subject to Section 16 of the 1934 Act and receive Shares under the 1998 Plan will not recognize ordinary income at that time unless (i) an election is made by such participant under
Section 83(b) of the Code or (ii) the sale of such Shares by such participant at a profit is no longer subject to Section 16(b) of the 1934 Act (generally, six months after the receipt of shares). Such participant will instead recognize ordinary income equal to the fair market value of such Shares received (less the price paid for the Shares, if any) on the first day that such a sale is no longer subject to Section 16(b) of the 1934 Act and, subject to Section 162(m) of the Code, the Company or an affiliate generally will be entitled to a deduction of an equal amount for federal income tax purposes at that time provided that applicable tax withholding requirements are satisfied. A participant subject to Section 16 of the 1934 Act may elect under Section 83(b) of the Code, within 30 days of the transfer of such Shares, to recognize income at the time of transfer equal to the difference between the price paid for such Shares, if any, and the fair market value of such Shares. Such amount will be taxed as ordinary income to a participant and, subject to Section 162(m) of the Code and satisfaction of applicable withholding requirements, generally will be allowed as a deduction for federal income tax purposes to the Company.

REQUIRED VOTE

    Approval of the 1998 Plan requires the affirmative vote of a majority of the total voting power represented by outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1998 PLAN, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY CARD.


                                     ITEM 3.

                       PROPOSAL TO APPROVE ADOPTION OF THE
               INGRAM MICRO INC. 1998 EMPLOYEE STOCK PURCHASE PLAN

    Effective as of March 18, 1998, the Company's Board of Directors adopted, subject to the approval of the Company's shareowners, the 1998 ESPP. The 1998 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The following summary of the material terms of the 1998 ESPP, a copy of which is attached hereto as Exhibit B, does not purport to be complete and is qualified in its entirety by reference to the terms of the 1998 ESPP.

PURPOSE

    The purpose of the ESPP Plan is to provide employment incentive and to encourage stock ownership by officers and employees of the Company and designated subsidiaries in order to increase their proprietary interest in the Company's success.

PURCHASE RIGHTS; NUMBER OF AUTHORIZED SHARES

    Under the 1998 ESPP, each participant electing to participate in the Plan will have the right ("Purchase Right") to purchase Shares on a date ("Purchase Date") designated by the Human Resources Committee of the Company's Board of Directors (the "ESPP Committee"). Purchases will be made through after-tax payroll deductions accumulated over one or more periods (each, a "Purchase Period") determined by the Committee. No Purchase Period will exceed 27 months. An employee who has entered into an Agreement may at any time on or before the Purchase Date terminate the Agreement (and related Purchase Right) in its entirety by written notice of such termination. Any funds then on deposit with the Company pursuant to the Agreement will be returned to the employee.

    Under the 1998 ESPP, 3,000,000 Shares will be available for purchase pursuant to the exercise of Purchase Rights, subject to adjustments in the event of certain corporate transactions, including stock dividends and splits, to preserve, or to prevent the enlargement of, the benefits made available under the 1998 ESPP. In the event a Purchase Right expires or is terminated and the underlying Shares are not purchased, such unpurchased Shares may be the subject of future Purchase Rights.

ELIGIBILITY AND PARTICIPATION

    Each person who is a regular full-time or part-time employee of the Company or a designated subsidiary on the date on which Purchase Rights are granted is eligible to participate in the 1998 ESPP other than any employee who is, or who will be, after giving effect to purchases under the 1998 ESPP, the direct or indirect owner of 5% or more of the total value or combined voting power of all classes of stock of the Company or any subsidiary. The Company estimates that approximately 7,500 associates of the Company and designated subsidiaries are currently eligible to participate in the 1998 ESPP.

NUMBER OF SHARES PARTICIPANTS MAY PURCHASE

    Eligible employees may elect to purchase under terms and conditions determined by the ESPP Committee a number of Shares determined by the ESPP Committee but in no event greater than the number of Shares with a fair market value in excess of 22.5% of the employee's aggregate compensation (as determined under the 1998 ESPP) for the fiscal year preceding the grant of the Purchase Right.

    No employee may receive a Purchase Right which permits such employee's rights to purchase Shares under the 1998 ESPP and any other qualified employee stock purchase plan (within the meaning of Section 423 of the Code) of the Company or its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of Shares for each calendar year in which a Purchase Right is outstanding at any time.

PURCHASE PRICE

    The per share purchase price of Shares under the 1998 ESPP will be set by the ESPP Committee but in no event will such price be less than the lesser of:

            (i) 85 percent of the fair market value of a Share on the date a Purchase Right is granted ("Grant Date");

            (ii) 85 percent of the fair market value of a Share on the Purchase Date.

ADMINISTRATION

    The 1998 Plan is administered by the ESPP Committee, which has broad discretion in construing and interpreting, and in adopting rules and regulations for carrying out, the 1998 ESPP, including but not limited to the determination of Purchase Periods, the terms and conditions of Purchase Rights and related agreements (each, an "Agreement") and the effect on an Agreement (and related Purchase Right) of a change in control of, or other corporate event affecting, the Company or the death, retirement, or other termination of employment of the participant.

AMENDMENT AND TERMINATION OF 1998 ESPP

    The Company's Board of Directors may amend, alter, or terminate the 1998 ESPP at any time, provided that shareowner approval generally must be obtained for any change that would require shareowner approval under any regulatory or tax requirement that the Board of Directors deems desirable to comply with or obtain relief under and subject to the requirement that no rights under an outstanding Agreement may be impaired by such action without the consent of the holder thereof.

TERM OF 1998 ESPP

    Unless earlier terminated by the Company's Board of Directors, the 1998 ESPP will terminate on December 31, 2003.

    Since participation in the plan is voluntary, it is not possible to predict acquisitions under the 1998 ESPP by any participant or group of participants.

FEDERAL INCOME TAX CONSEQUENCES

    The 1998 ESPP is not subject to any provision of ERISA, and is not qualified under Section 401(a) of the Code.

    A participant will not realize taxable income upon the grant of a Purchase Right relating to Shares or upon the purchase of Shares under the 1998 ESPP.

    If a participant disposes of Shares acquired under the 1998 ESPP, the amount of ordinary income, capital gains or capital loss realized will depend on the holding period of the Shares. Under current federal law, the applicable capital gain rate is determined by the amount of time the Shares were held by the participant.

    If the participant disposes of shares acquired under the 1998 ESPP more than one year after the Shares have been transferred and more than two years after the date of grant, any gain from the sale generally will be long-term capital gain, although a longer holding period may be required to qualify for the most favorable capital gain rate.

    If the Shares acquired are disposed of within either of the holding periods described above (a "Disqualifying Disposition"), the participant will realize ordinary income equal to the excess of the fair market value of the Shares on the date of purchase pursuant to the 1998 ESPP over the purchase price. This excess is taxed as ordinary income even if the Shares are sold at a loss. In addition, the participant will have capital gain or loss measured by the difference between (i) the sale price and (ii) the purchase price plus the amount of ordinary income recognized.

    The Company generally is not entitled to an income tax deduction when any participant exercises an option to purchase a Share under the 1998 ESPP or upon the subsequent disposition of any such Share. If the disposition is a Disqualifying Disposition, the Company will be entitled to an income tax deduction in the year of such disposition in an amount equal to the amount of ordinary income recognized by the participant as a result of such disposition.

REQUIRED VOTE

    Approval of the 1998 ESPP requires the affirmative vote of a majority of the total voting power represented by outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1998 ESPP, WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY CARD.


                             INDEPENDENT ACCOUNTANTS

    The firm of Price Waterhouse LLP served as the Company's independent accountants for fiscal 1997. This firm has advised the Company that it has no direct or indirect financial interest in the Company. Representatives of this firm are expected to be present at the 1998 Annual Meeting, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from shareowners. It is anticipated that the Audit Committee will recommend that Price Waterhouse LLP be selected to serve as the Company's independent accountants for 1998.


                          OUTSTANDING VOTING SECURITIES

    On March 20, 1998, the record date for the 1998 Annual Meeting, there were outstanding and entitled to vote 38,109,723 shares of Class A Common Stock of the Company, entitled to one vote per share, and 99,714,602 shares of Class B Common Stock, entitled to ten votes per share.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the 1934 Act requires the Company's executive officers and Directors, and beneficial owners of more than 10% of the Class A Common Stock of the Company, to file initial reports of ownership and reports of changes in ownership with the Commission and the New York Stock Exchange. Executive officers and Directors are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and Directors, the Company noted that no individual who, at any time during 1997, was a Director, officer or beneficial owner of more than 10% of the Class A Common Stock of the Company failed to file the reports required by Section 16(a) of the 1934 Act on a timely basis, except that Roy E. Claverie inadvertently failed to report two transactions involving agreements to sell shares of Class B Common Stock. Promptly after discovery of these errors, the transactions were reported on Form 5.


                             SOLICITATION OF PROXIES

    The cost of soliciting proxies for the 1998 Annual Meeting will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, telegram, fax and telephone. Although the

Company does not currently intend to do so, the Company may engage one or more agents to assist in soliciting proxies. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company will reimburse them for expenses in so doing. Consistent with the Company's confidential voting procedure, Directors, officers and other regular employees of the Company, as yet undesignated, may also request the return of proxies by telephone or telegram, or in person.


                                  ANNUAL REPORT

    The Annual Report of the Company for the fiscal year ended January 3, 1998, including financial statements audited by Price Waterhouse LLP, independent auditors, and their report thereon dated February 17, 1998, is being mailed to all shareowners with this proxy statement. IN ADDITION, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 3, 1998 (WITHOUT EXHIBITS), AS FILED WITH THE COMMISSION, WILL BE SENT TO ANY SHAREOWNER WITHOUT CHARGE UPON WRITTEN REQUEST TO INGRAM MICRO INC., 1600 EAST ST. ANDREW PLACE, SANTA ANA, CALIFORNIA 92705, ATTENTION: SENIOR DIRECTOR, INVESTOR RELATIONS.


                              SHAREOWNER PROPOSALS

    Shareowner proposals intended to be considered for inclusion in the proxy statement for presentation at the 1999 Annual Meeting must be received by the Company at its principal executive offices by December 7, 1998, unless the date of the 1999 Annual Meeting is more than 30 days prior or subsequent to May 6, 1999, in which case proposals must be received a reasonable time before the mailing of the proxy statement relating to the 1999 Annual Meeting.


                                  OTHER MATTERS

    The Board of Directors does not know of any matter other than those described in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.


                                   By Order of the Board of Directors,


                                   /s/ JAMES E. ANDERSON, JR.
                                   James E. Anderson, Jr.
                                   Senior Vice President, Secretary and
                                   General Counsel

April 6, 1998

                                                                       EXHIBIT A

                                INGRAM MICRO INC.

                           1998 EQUITY INCENTIVE PLAN

        SECTION 1. Purpose. The purposes of the Ingram Micro Inc. 1998 Equity Incentive Plan are to promote the interests of Ingram Micro Inc. and its shareowners by (i) attracting and retaining exceptional directors, executive personnel and other key employees of Micro and its Affiliates, as defined below;
(ii) motivating such employees and directors by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such employees and directors to participate in the long-term growth and financial success of Micro.

        SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

        "AFFILIATE" means (i) any entity that is, directly or indirectly, controlled by Micro and (ii) any other entity in which Micro has a significant equity interest or which has a significant equity interest in Micro, in either case as determined by the Committee.

        "AWARD" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award or Other Stock-Based Award.

        "AWARD AGREEMENT" means any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

        "BOARD" means the Board of Directors of Micro.

        "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

        "COMMITTEE" means a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "NON-EMPLOYEE DIRECTOR" within the meaning of Rule 16b-3. Until otherwise determined by the Board, the Human Resources Committee or any successor or replacement thereof designated by the Board shall be the Committee under the Plan.

        "EMPLOYEE" means an employee of Micro or any Affiliate and any member of the Board.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "EXECUTIVE OFFICER" means, at any time, an individual who is an executive officer of Micro within the meaning of Exchange Act Rule 3b-7 or who is an officer of Micro within the meaning of Exchange Act Rule 16a-1(f).

        "FAIR MARKET VALUE" means with respect to the Shares, as of any given date or dates, the reported closing price of a share of such class of common stock on such exchange or market as is the principal trading market for such class of common stock. If such class of common stock is not traded on an exchange or principal trading market on such date, the fair market value of a Share shall be determined by the Committee in good faith taking into account as appropriate recent sales of the Shares, recent valuations of the Shares, the lack of liquidity of the Shares, the fact that the Shares may represent a minority interest and such other factors as the Committee shall in its discretion deem relevant or appropriate.

        "INCENTIVE STOCK OPTION" means a right to purchase Shares from Micro that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

        "MICRO" means Ingram Micro Inc., a Delaware corporation, together with any successor thereto.

        "NON-QUALIFIED STOCK OPTION" means a right to purchase Shares from Micro that is granted under Section

6 of the Plan and that is not intended to be an Incentive Stock Option.

        "OPTION" means an Incentive Stock Option or a Non-Qualified Stock
Option.

        "OTHER STOCK-BASED AWARD" means any right granted under Section 10 of the Plan.

        "PARTICIPANT" means any Employee selected by the Committee to receive an Award under the Plan (and to the extent applicable, any heirs or legal representatives thereof).

        "PERFORMANCE AWARD" means any right granted under Section 9 of the Plan.

        "PERSON" means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

        "PLAN" means this Ingram Micro Inc. 1998 Equity Incentive Plan.

        "RESTRICTED STOCK" means any Shares granted under Section 8 of the Plan.

        "RESTRICTED STOCK UNIT" means any unit granted under Section 8 of the Plan.

        "RULE 16B-3"' means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

        "SEC" means the Securities and Exchange Commission or any successor thereto.

        "SHARES" means shares of Class A common stock, $.01 par value, of Micro or such other securities as may be designated by the Committee from time to time.

        "STOCK APPRECIATION RIGHT" means any right granted under Section 7 of the Plan.

        "SUB-PLAN" means any sub-plan or sub-plans adopted by the Committee under Section 14(q) hereof.

        "SUBSTITUTE AWARDS" means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by Micro or with which Micro combines.

        SECTION 3. Administration.

       (a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan, applicable law and contractual restrictions affecting Micro, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award and Award Agreement; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (x) adopt and administer one or more Sub-Plans. Without limiting the foregoing, the Committee may impose such conditions with respect to the exercise and/or settlement of any Awards, including without limitation, any relating to the application of Federal or state securities laws or the laws, rules or regulations of any jurisdiction outside the United States, as it may deem necessary or advisable.

       (b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including Micro, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

        SECTION 4. Shares Available for Awards.

        (a) Shares Available. Subject to adjustment as provided in Section 4(b) and 4(c), the number of Shares with respect to which Awards may be granted under the Plan and all Sub-Plans shall be 15,000,000. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall, in the calendar year in which such settlement, forfeiture, termination or cancellation occurs, again become Shares with respect to which Awards may be granted unless any dividends have been paid thereon prior to such settlement, forfeiture, termination or cancellation. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(b), no Employee of Micro may receive Awards under the Plan in any calendar year that relate to more than 500,000 Shares.

       (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of Micro, issuance of warrants or other rights to purchase Shares or other securities of Micro, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares of Micro (or number and kind of other securities or property) with respect to which Awards may thereafter be granted, (ii) the number of Shares or other securities of Micro (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that except to the extent deemed desirable by the Committee (A) with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended, and (B) with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

       (c) Substitute Awards. Any Shares underlying Substitute Awards shall not, except in the case of Shares with respect to which Substitute Awards are granted to Employees who are officers or directors of Micro for purposes of Section 16 of the Exchange Act or any successor section thereto, be counted against the Shares available for Awards under the Plan.

       (d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

        SECTION 5. Eligibility. Any Employee, including any officer or employee-director of Micro or any Affiliate, and any member of the Board, shall be eligible to be designated a Participant.

        SECTION 6. Stock Options.

        (a) Grant. Subject to the provisions of the Plan and contractual restrictions affecting Micro, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

        (b) Exercise Price. The Committee in its sole discretion shall establish the exercise price at the time each Option is granted.

        (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter.

        (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by Micro. Such payment may be made: (i) in cash; (ii) in Shares already owned by the Participant (the value of such Shares shall be their Fair Market Value on the date of exercise); (iii) by a combination of cash and Shares; (iv) if approved by the Committee, in accordance with a cashless exercise program under which either (A) if so instructed by the Participant, Shares may be issued directly to the Participant's broker or dealer upon receipt of the purchase price in cash from the broker or dealer, or (B) Shares may be issued by Micro to a Participant's broker or dealer in consideration of such broker's or dealer's irrevocable commitment to pay to Micro that portion of the proceeds from the sale of such Shares that is equal to the exercise price of the Option(s) relating to such Shares, or (v) in such other manner as permitted by the Committee at the time of grant or thereafter.

        SECTION 7. Stock Appreciation Rights.

        (a) Grant. Subject to the provisions of the Plan and contractual restrictions affecting Micro, the Committee shall have sole and complete authority to determine the Employees to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after grant and shall have a grant price as determined by the Committee on the date of grant. (b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

        (c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

        SECTION 8. Restricted Stock and Restricted Stock Units.

        (a) Grant. Subject to the provisions of the Plan and contractual provisions affecting Micro, the Committee shall have sole and complete authority to determine the Employees to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to Micro, and the other terms and conditions of such Awards.

        (b) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities, or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

        (c) Dividends and Distributions. Dividends and other distributions paid on or in respect of any Shares of Restricted Stock may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

        SECTION 9. Performance Awards.

        (a) Grant. Subject to the provisions of the Plan and contractual provisions affecting Micro, the Committee shall have sole and complete authority to determine the Employees who shall receive a "PERFORMANCE AWARD", which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

        (b) Terms and Conditions. Subject to the terms of the Plan, any contractual provisions affecting Micro and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.


       (c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or in accordance with procedures established by the Committee, on a deferred basis.

        SECTION 10. Other Stock-based Awards. The Committee shall have authority to grant to eligible Employees an "OTHER STOCK-BASED AWARD", which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply with applicable law, and to the extent deemed desirable by the Committee, with Rule 16b-3. Subject to the terms of the Plan, any contractual provisions affecting Micro and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

        SECTION 11. Termination or Suspension of Employment or Service.

        The following provisions shall apply in the event of the Participant's termination of employment or service unless the Committee shall have provided otherwise, either at the time of the grant of the Award or thereafter.

        (a) Non-Qualified Stock Options and Stock Appreciation Rights.

               (i) Termination of Employment or Service. (A) Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if the Participant's employment or service with Micro or its Affiliates is terminated for any reason other than death, disability, or retirement, the Participant's right to exercise any Non-Qualified Stock Option or Stock Appreciation Right shall terminate, and such Option or Stock Appreciation Right shall expire, on the earlier of (x) the sixtieth day following such termination of employment or service or (y) the date such Option or Stock Appreciation Right would have expired had it not been for the termination of employment or services. The Participant shall have the right to exercise such Option or Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of such termination of employment or service and shall not have been exercised.

               (B) Notwithstanding any of the provisions of Section 11(a)(i)(A), in respect of a Participant employed outside the United States, such Participant's right to exercise any Non-Qualified Stock Option and Stock Appreciation Rights shall terminate and such Option or Stock Appreciation Right shall expire and lapse, on the earlier of (x) the sixtieth day following the first to occur of the time (1) such Participant's employer gives notice to the Participant of termination of Participant's employment, or (2) such Participant gives notice to such Participant's employer to terminate Participant's employment, or (3) if no such notice is given, on the date Participant's employment is terminated (whichever the first to occur of (1), (2) or (3) collectively, "NOTICE/TERMINATION") or (y) the date such Option or Stock Appreciation Right would have expired had it not been for the Notice/Termination. The Participant shall have the right to exercise such Option or Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of

        Notice/Termination and shall not have been exercised. Any such Participant shall not be entitled, and by applying for or accepting the grant of any Non-Qualified Stock Option or Stock Appreciation Right, shall be deemed irrevocably to have waived any entitlement, by way of compensation for loss of office or damages for breach of contract or otherwise howsoever to any sum or other benefit to compensate for the loss of any rights under the Plan.

               (ii) Death. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if the Participant's employment or service with Micro or its Affiliates is terminated by reason of death all then non-exercisable Non-Qualified Stock Options and Stock Appreciation Rights held by such Participant shall be immediately exercisable and the Participant or his successor shall have the right to exercise any Non-Qualified Stock Option or Stock Appreciation Right during the one year period following such termination of employment or service, but in no event shall such Option or Stock Appreciation Right be exercisable later than the date the Option or Stock Appreciation Right would have expired had it not been for the termination of such employment or service.

               (iii) Disability. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if the Participant's employment or service with Micro or its Affiliates is terminated by reason of disability, all then non-exercisable Non-Qualified Stock Options and Stock Appreciation Rights held by such Participant shall continue to vest pursuant to the vesting schedule in effect on the date of disability and the Participant shall have the right to exercise such Non-Qualified Stock Option or Stock Appreciation Right through the one year period following the last vesting date, but in no event shall such Option or Stock Appreciation Right be exercisable later than the date the Option or Stock Appreciation Right would have expired had it not been for the termination of such employment or service. The meaning of the term "DISABILITY" shall be determined by the Committee.

               (iv) Retirement. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if the Participant's employment or service with Micro or its Affiliates is terminated by reason of retirement, the Participant shall have the right to exercise any Non-Qualified Stock Option or Stock Appreciation Right exercisable on the retirement date during the one year period following such termination of employment or service, but in no event shall such option be exercisable later than the date the Option or Stock Appreciation Right would have expired had it not been for the termination of such employment or service. The meaning of the term "RETIREMENT" shall be determined by the Committee.

               (v) Acceleration or Extension of Exercisability. Notwithstanding the foregoing, the Committee may, in its discretion, provide at any time
        (A) that an Option or Stock Appreciation Right granted to a Participant may terminate at a date earlier than that set forth above, (B) that an Option or Stock Appreciation Right granted to a Participant may terminate at a date later than that set forth above, provided such date shall not be beyond the date the Option or Stock Appreciation Right would have expired had it not been for the termination of the Participant's employment or service and (C) that an Option or Stock Appreciation Right may become immediately exercisable when it finds that such acceleration would be in the best interests of Micro.

        (b) Incentive Stock Options and Related Stock Appreciation Rights.

               (i) Termination of Employment or Service. (A) Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if the Participant's employment or service with Micro or its Affiliates is terminated for any reason other than death, disability, or retirement, the Participant's right to exercise any Incentive Stock Option or related Stock Appreciation Right shall terminate, and such Option or related Stock Appreciation Right shall expire, on the earlier of (x) the ninetieth day following such termination of employment or service or (y) the date such Option or related Stock Appreciation Right would have expired had it not been for the termination of employment or services. The Participant shall have the right to exercise such Option or related Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of such termination of employment or service and shall not have been exercised.

        (B) Notwithstanding any of the provisions of Section 11(b)(i)(A), in respect of a Participant employed outside the United States, such Participant's right to exercise any Incentive Stock Option and related Stock Appreciation Rights shall terminate and such Option and related Stock Appreciation Right shall expire and lapse, on the earlier of (x) the ninetieth day following Notice/Termination or (y) the date such Option and related Stock Appreciation Right would have expired had it not been for the Notice/Termination. The Participant shall have the right to exercise such Option and related Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of Notice/Termination and shall not have been exercised. Any such Participant shall not be entitled, and by applying for or accepting the grant of any Incentive Stock Option, whether or not in conjunction with a Stock Appreciation Right, shall be deemed irrevocably to have waived any entitlement, by way of compensation for loss of office or damages for breach of contract or otherwise howsoever to any sum or other benefit to compensate for the loss of any rights under the Plan.

               (ii) Death, Disability or Retirement. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if the Participant's employment or service with Micro or its Affiliates is terminated by reason of death, disability or retirement, the Participant or his successor (if employment or service is terminated by death) shall have the right to exercise any exercisable Incentive Stock Option or related Stock Appreciation Right during the 90 day period following such termination of employment or service, but in no event shall such option be exercisable later than the date the Incentive Stock Option would have expired had it not been for the termination of such employment or services. To the extent such Incentive Stock Option or related Stock Appreciation Right is not exercised prior to the termination of such 90 day period, the unexercised balance of such Option automatically will be deemed a Non-Qualified Stock Option, and such Option and related Stock Appreciation Right will vest and be exercisable as provided in Section 11(a)(ii), (iii) or (iv), hereof, as the case may be, but in no event shall such Option or related Stock Appreciation Right be exercisable later than the date the Option or related Stock Appreciation Right would have expired had it not been for the termination of such employment or service, provided that in the event that the Participant dies in such 90-day period the Option will continue to be an Incentive Stock Option to the extent provided by
        Section 421 or Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

               (iii) Acceleration or Extension of Exercisability. Notwithstanding the foregoing, the Committee may, in its discretion, provide at any time (A) that an Option and related Stock Appreciation Right granted to a Participant may terminate at a date earlier than that set forth above, (B) that an Option and related Stock Appreciation Right granted to a Participant may terminate at a date later than that set forth above, provided such date shall not be beyond the date the Option and related Stock Appreciation Right would have expired had it not been for the termination of the Participant's employment or service and (C) that an Option and related Stock Appreciation Right may become immediately exercisable when it finds that such acceleration would be in the best interests of Micro.

        (c) Restricted Stock.

               (i) Except as otherwise determined by the Committee at the time of grant or as required to comply with applicable law, upon termination of employment or service for any reason during the restriction period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by Micro at the price (if any) paid by the Participant for such Restricted Stock; provided that, except as the Committee may at any time otherwise provide, in the event of Participant's retirement, disability, or death such Restricted Stock shall be subject to forfeiture and/or vesting as provided in Section 11(a)(ii), (iii) and (iv) hereof, as the case may be. In cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of Micro, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock. Any time spent by a Participant in the status of "LEAVE WITHOUT PAY" shall extend the period otherwise required for purposes of determining the extent to which any Award or portion thereof has vested or otherwise become exercisable or nonforfeitable.

               (ii) In the case of a Participant employed outside the United States, except to the extent (if any) provided in the Plan in the case of termination of such Participant's employment by reason of death, disability or retirement, any rights of such Participant relating to Restricted Stock and Restricted Stock

        Units or Performance Awards or Other Stock Based-Awards shall lapse and no longer be capable of exercise at the time when such Participant's employer gives notice to the Participant or, at the time when the Participant gives notice to such Participant's employer to terminate his employment or, if no such notice is given, at the time when his employment is terminated. Any such Participant shall not be entitled, and by applying for or accepting any such Award or accepting the same he shall be deemed irrevocably to have waived any entitlement, by way of compensation for loss of office or damages for breach of contract or otherwise howsoever to any sum or other benefit to compensate for the loss of any rights under the Plan.

        (d) Except as the Committee may otherwise determine, for purposes hereof any termination of a Participant's employment or service for any reason shall occur on the date Participant ceases to perform services for Micro or any Affiliate without regard to whether Participant continues thereafter to receive any compensatory payments therefrom or is paid salary thereby in lieu of notice of termination or, with respect to a member of the Board who is not also an employee of Micro or any Affiliate, the date such Participant is no longer a member of the Board.

        SECTION 12. Merger. In the event of a merger of Micro with or into another corporation, each outstanding Award may be assumed or an equivalent award may be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If, in such event, an Award is not assumed or substituted, the Award shall terminate as of the date of the closing of the merger. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if the holders are offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

        SECTION 13. Amendment and Termination.

        (a) Amendments to the Plan. The Board may terminate or discontinue the Plan at any time and the Board or the Committee may amend or alter the Plan or any portion thereof at any time; provided that no such amendment, alteration, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act, for which or with which the Board or the Committee deems it necessary or desirable to qualify or comply.

        (b) Amendments to Awards. Subject to the terms of the Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

        (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

        SECTION 14. General Provisions.

        (a) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

        (b) Nontransferability. (i) Except as provided in subsection (ii) below, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

        (ii) Notwithstanding subsection (i) above, the Committee may determine that an Award may be transferred by a Participant to one or more members of the Participant's immediate family, to a partnership of which the only partners are members of the Participant's immediate family, or to a trust established by the Participant for the benefit of one or more members of the Participant's immediate family. For this purpose, immediate family means the Participant's spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren. A transferee described in this subsection (ii) may not further transfer an Award. An Award transferred pursuant to this subsection shall remain subject to the provisions of the Plan, including, but not limited to, the provisions of Section 11 relating to the effect on the Award of the death, retirement or termination of employment of the Participant, and shall be subject to such other rules as the Committee shall determine.

        (c) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

        (d) Share Certificates. All certificates for Shares or other securities of Micro or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any stock exchange upon which such Shares or other securities are then listed and any applicable Federal, state or foreign laws or rules or regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (e) Withholding. A Participant may be required to pay to Micro or any Affiliate, and Micro or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of Micro to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from any such grant, lapse, vesting, or exercise of any Award.

        (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

        (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent Micro or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

        (h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of Micro or any Affiliate. Further, Micro or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

        (i) Rights as a Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be issued under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

        (j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

        (k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

        (l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation, whether domestic or foreign, or entitle Micro to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to Micro by a Participant in connection therewith shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of Micro, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the Federal securities laws and any other laws, whether domestic or foreign, to which such offer, if made, would be subject.

        (m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Micro or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from Micro or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of Micro or any Affiliate.

        (n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

        (o) Transfer Restrictions. Shares acquired hereunder may not be sold, assigned, transferred, pledged or otherwise disposed of, except as provided in the Plan or the applicable Award Agreement.

        (p) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        (q) Sub-Plans. Subject to the terms hereof, the Committee may from time to time adopt one or more Sub-Plans and grant Awards thereunder as it shall deem necessary or appropriate in its sole discretion in order that Awards may comply with the laws, rules or regulations of any jurisdiction; provided, however, that neither the terms of any Sub-Plan nor Awards thereunder shall be inconsistent with the Plan.

        SECTION 15. Term of the Plan.

        (a) Effective Date. The Plan shall be effective as of February 1, 1998, subject to approval by the shareowners of Micro. Awards may be granted hereunder prior to such shareowner approval subject in all cases, however, to such approval.

        (b) Expiration Date. No Award shall be granted under the Plan after January 31, 2008. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

                                                                       EXHIBIT B
                                INGRAM MICRO INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN

1.      PURPOSE OF THE PLAN.

        The purpose of the Ingram Micro Inc. 1998 Employee Stock Purchase Plan (the "Plan") is to provide employment incentive and to encourage stock ownership by certain officers and employees of Ingram Micro Inc. (the "Company") and certain officers and employees of certain of its designated subsidiaries ("Participating Subsidiaries") in order to increase their proprietary interest in the Company's success. The Plan is intended to be a qualified employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations and rulings thereunder. The provisions of the Plan shall be construed accordingly.

2.      ADMINISTRATION OF THE PLAN.

        The Plan shall be administered by the Human Resources Committee (the "Committee") of the Company's Board of Directors as from time to time appointed pursuant to the By-Laws of the Company. The Committee shall have full power and authority to construe and interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, including, but not limited to, the determination of purchase periods hereunder. Decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders and its employees.

        The Committee may in its sole discretion determine from time to time that the Company shall offer to enter into Agreements hereunder ("Agreements") with all of the then eligible employees, provided, however, that it shall be under no obligation to do so.

3.      PARTICIPATION IN THE PLAN.

        The individuals who shall be eligible to receive grants of purchase rights under the Plan shall be all the employees (including directors who are employees) of the Company or of any Subsidiary (as defined in Section 424(f) of the Code) of the Company, which Subsidiary has been designated by the Committee as a Participating Subsidiary in the Plan, on the date as of which such purchase rights are granted under the Plan (the "Grant Date"), other than those employees who have customary employment with the Company or Participating Subsidiary of not more than 20 hours a week or not more than 5 months in any calendar year, within the meaning of Code Sections 423(b)(4) and (c), respectively; provided, however, that an Agreement will be entered into with an employee of a Participating Subsidiary only if such Agreement will, under the applicable provisions of the Code as then in effect, qualify for the same tax treatment as would be accorded if such employee was then an employee of the Company; and further provided, that no individual shall be eligible to enter into an Agreement under the Plan if immediately thereafter and after giving effect thereto, the aggregate value or voting power of all shares of stock of the Company and any Subsidiary then owned by such individual either directly or indirectly, within the meaning of the applicable sections of the Code and including all shares of stock with respect to which such individual holds options, would equal or exceed in the aggregate 5 % of the total value or combined voting power of all classes of stock of the Company or any Subsidiary. The term "Compensation" as used in this Plan means with respect to each eligible employee, the total amount of base salary including commissions, shift differentials, and sick leave pay paid to such employee on account of his employment by his or her employer, excluding (a) over-time pay and bonuses, (b) benefits under any other pension, profit sharing, stock bonus, phantom stock, nonstatutory stock option, hospitalization, life insurance, long-term disability, or other employee benefit plan (including without limiting the foregoing, the Ingram Micro Inc. Supplemental Executive Deferred Compensation Plan and the Ingram Micro Inc. Supplemental Executive Retirement Plan), (c) travel, entertainment, and other business expense allowances from which an accounting is made to the employees, (d) living allowances, (e) imputed income attributable to employer-provided group term life insurance and such other imputed non-cash income recognized as such by the Code and the employee's Employer for purposes of this Plan, (f) any home sale costs, reimbursed moving costs, employer reimbursed or employer-subsidized meals, employer payments for the use of his or her personal car for business purposes, location adjustments or any other similar supplemental type of pay, and (g) severance pay. Compensation shall include elective deferrals under any tax-qualified defined contribution plan maintained by the Company or any subsidiary and any amount which is contributed to such plan by the employee's employer pursuant to a salary reduction agreement which is not includible in the gross income of the eligible employee. under Section 125, 402(e)(3), 402(h) or 403(b) of the Code.

4.      STOCK.

        The stock subject to the Agreements shall be, in the discretion of the Board of Directors of the Company, either authorized but unissued shares of any class of the Company's Common Stock ("Common Stock") or shares of Common Stock held in the treasury of the Company or any Subsidiary of the Company, including shares purchased in the open market or otherwise. Subject to adjustment in accordance with the provisions of paragraph 6(i) hereof, the total number of shares of Common Stock which may be the subject of such Agreements shall not exceed in the aggregate 3,000,000 shares.

        In the event that any Agreement for any reason expires or is terminated and the shares of Common Stock which are the subject thereof are not purchased, such unpurchased shares of Common Stock may again be subject to Agreements.

5.      NUMBER OF SHARES WHICH AN EMPLOYEE MAY PURCHASE.

        Each Agreement shall provide that an eligible employee may elect to purchase pursuant to the terms of the Agreement a number of shares of Common Stock determined by the Committee but in no event greater than the number of shares of Common Stock with a fair market value (as determined by the Committee on the Grant Date) not in excess of 2-1/4 times 10% of the employee's aggregate Compensation for the fiscal year next preceding the Grant, as determined from the payroll records of the Company and the Participating Subsidiaries.

        Notwithstanding anything else contained herein, no employee may receive a Grant which permits such employee's rights to purchase Common Stock under this Plan and any other qualified employee stock purchase plan (within the meaning of Section 423 of the Code) of the Company or its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of Common Stock for each calendar year in which a Grant is outstanding at any time. For purposes of this section, fair market value shall be determined as of the Grant-Date by the Committee.

6.      TERMS AND CONDITIONS OF AGREEMENTS.

        (a)    General.

        The Agreements shall be in such form as the Committee shall from time to time approve, and shall contain such terms and conditions as the Committee shall prescribe not inconsistent with the Plan.

        (b)    Purchase Price.

        The price of a share of Common Stock pursuant to a grant shall be set by the Committee but in no event shall be less than the lesser of:

               (i) 85 percent of the fair market value of a share of Common Stock on the Grant Date; or

               (ii) 85 percent of the fair market value of a share of Common Stock on the Purchase Date (as defined below).

        (c)    Payment of Purchase Price.

        Each Agreement shall prescribe the method or methods pursuant to which the purchase price of shares shall be paid by the employee.

        (d)    Term of Agreements.

        Each Agreement shall be dated as of the date purchase rights are granted under the Plan and shall have a stated term of not more than 27 months from such date.

        (e)    Date on which Shares Must be Purchased.

        Each Agreement shall provide that, subject to earlier termination pursuant to Paragraph 6(g) hereof, any shares to be purchased thereunder must be purchased on the last day (hereinafter called the "Purchase Date") of the stated term of the Agreement.

        (f)    Employee's Purchase Directions.

        Each Agreement shall provide that the employee on the Purchase Date shall purchase all of the whole shares covered by such Agreement unless the employee shall, in the manner provided for in the Agreement, notify the Secretary of the Company, or such other persons specified in the Agreement, on or before the Purchase Date that the employee does not desire to purchase any of such shares or desires to purchase fewer than all of such shares.

        (g)    Termination by Employee of his Agreement.

        An employee who has entered into an Agreement may at any time on or before the Purchase Date terminate the employee's Agreement in its entirety by written notice of such termination delivered in the manner set forth in the Agreement to the Secretary of the Company, or to such other person or persons as may be specified in the employee's Agreement. If there are any funds then on deposit pursuant to the Agreement such funds shall be paid to the employee or to the Company for payment to the employee.

        (h)    Termination of Employment and Change in Control.

        Each Agreement shall specify the applicable rules in respect of the effect of the death, retirement, disability or other termination of employment of the employee and the effect, if any, of a change in control of the Company.

        (i)    Adjustments.

        In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (1) the number and kind of shares which thereafter may be made the subject of Agreements under the Plan, (2) the number and kind of shares subject to outstanding Agreements and (3) the purchase price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a person who has an outstanding Agreement; provided, however, that the number of shares subject to any Agreement shall always be a whole number.

        (j)    Assignability.

        No rights hereunder shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of an employee who is a party to an Agreement the shares which are covered by such Agreement may be purchased only by the employee.

        (k)    Employee's Agreement.

        If, at the time of the purchase of shares which are covered by an Agreement in writing, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the employee purchasing such shares shall agree that such employee will purchase such shares for investment and not with any present intention to resell the same, the employee will, upon the request of the Company, execute and deliver to the Company an agreement to such effect. The Company may also require that a legend setting forth such investment intention be stamped or otherwise written on the certificates for shares purchased pursuant to the Plan.

        (1)    Rights as a Shareholder.

        An employee who is a party to an Agreement shall have no rights as a shareholder with respect to shares covered by such Agreement until the date of the issuance of the shares to the employee. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

7.      TERM OF PLAN.

        No Agreement shall be entered into after December 31, 2003.

8.      AMENDMENTS.

        The Board of Directors may from time to time alter, amend, suspend, or discontinue the Plan or alter or amend any and all Agreements: provided, however, that no such action of the Board of Directors may, without the approval of the shareholders, make any amendment for which stockholder approval is necessary to comply with any tax or regulatory requirement, including for this purpose any approval requirement which is a prerequisite for exemptive relief under Section 16(b) of the Securities Exchange Act of 1934.

9.      APPLICATION OF FUNDS.

        The proceeds received by the Company from the sale of Common Stock pursuant to an Agreement will be used for general corporate purposes.

10.     NO OBLIGATION TO PURCHASE SHARES.

        Entering into an Agreement shall impose no obligation upon an employee to purchase any shares covered by such Agreement.

11.     GOVERNING LAW.

        This Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

12.     SHAREHOLDER APPROVAL.

        This Plan shall not be effective until approved by the shareholders of the Company as provided in Section 423(b) of the Code and the regulations thereunder.

                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS OF           PROXY
                               INGRAM MICRO INC.


                                                               INGRAM MICRO INC.

The undersigned, a shareowner of Ingram Micro Inc. (the
"Company"), hereby appoints James E. Anderson, Jr. and
Michael J. Grainger, and each of them individually, as
Proxies to represent and vote all of the Company's Class A     ANNUAL
Common Stock and Class B Common Stock held of record by        MEETING OF
the undersigned, each with full power of substitution, at      SHAREOWNERS
the Annual Meeting of the Shareowners of the Company, to be
held at the Company's Buffalo Campus, 1740 Wehrle Drive,       MAY 6, 1998
Williamsville, New York 14221, on Wednesday, May 6, 1998 at
11:00 a.m., local time, and at any adjournment or
postponement thereof.                                               [INGRAM
                                                                     MICRO LOGO]
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE
DIRECTED, WILL BE VOTED FOR PROPOSALS 1 THROUGH 3. YOUR SHARES
CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD OR ATTEND
THE MEETING AND VOTE IN PERSON.

                                                                    [SEE REVERSE
                                                                           SIDE]


--------------------------------------------------------------------------------
    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED

[X]  Please mark your
     votes as in this
     example.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, WILL BE VOTED FOR PROPOSALS 1 THROUGH 3.
--------------------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 3.
--------------------------------------------------------------------------------

                      FOR           WITHHELD            (Nominee)
1.  Election of      [   ]           [    ]             Don H. Davis, Jr., David B. Ingram,
    Directors                                           John R. Ingram, Martha A. Ingram,
                                                        Philip M. Pfeffer, J. Phillip Samper,
                                                        Jerre L. Stead, Joe B. Wyatt

For, except vote withheld from the following nominee(s):



                                                      FOR           AGAINST         ABSTAIN
2.  Approving the adoption of the Ingram Micro        [  ]           [  ]           [  ]
    Inc. 1998 Equity Incentive Plan.

3.  Approving the adoption of the Ingram Micro        [  ]           [  ]           [  ]
    Inc. 1998 Employee Stock Purchase Plan.

4.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.




------------------------------------------


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SIGNATURE(S)                       DATE


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     FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.